                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

     THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Agreement") is entered into as of May 30, 2000, among US Bank National Association, a national banking association ("Bank"), and Horizon Organic Holding Corporation, a Delaware corporation ("Borrower"), and Horizon Organic Dairy, Inc., a Colorado corporation, Horizon Organic Dairy, Maryland Farm, Inc., a Colorado corporation, Horizon Organic Dairy, Idaho Farm, Inc., a Colorado corporation, Horizon Organic Dairy, California Farm, Inc., a Delaware corporation, Horizon Organic International, Inc. a Delaware corporation, and Horizon Organic Dairy, Ltd., a United Kingdom company (collectively referred to herein as "Guarantors").

                                R E C I T A L S :

     A. Borrower was previously granted a revolving line of credit pursuant to the terms of a Loan and Security Agreement between Borrower, Horizon Organic Dairy, Inc., Horizon Organic Dairy, Maryland Farm, Inc., Horizon Organic Dairy, Idaho Farm, Inc., and Bank, as successor by assignment to U.S. Bancorp Ag Credit, Inc., f/k/a FBS Ag Credit, Inc., a Colorado corporation, as such Loan and Security Agreement was amended by amendments dated March 23, 1998, April 6, 1998, October 14, 1998, and April 23, 1999 (as so amended prior to this Agreement, the "Existing Credit Agreement").

     B. Borrower has applied to Bank for an increase in the revolving line of credit such that the total amount of the line of credit would not exceed Twenty-Five Million and 00/100 Dollars ($25,000,000.00) principal amount at any time outstanding (the "Line of Credit"), and extend to Borrower a term loan in amount equal to Twenty-Five Million Dollars ($25,000,000.00) (the "Term Loan").

     C. The proceeds of the Line of Credit and the Term Loan will be used for general working capital and certain acquisitions as permitted herein.

     D. Bank is willing to extend the Line of Credit and Term Loan upon the terms and conditions hereof and subject to the covenants and agreements herein set forth.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE ONE
                          DEFINITIONS AND USE OF TERMS

     SECTION 1.1 DEFINED TERMS. As used herein, the following terms shall have the meanings indicated, unless the context otherwise requires:

          "ACCOUNTS" means all present and future rights (including without limitation, rights under any margin accounts) of Borrower or its Subsidiaries to payment for Inventory or other goods sold or leased or for services rendered, which rights are not evidenced by instruments or chattel paper, regardless of whether such rights have been earned by performance.

          "ADVANCE" means any disbursement of an amount or amounts loaned or to be loaned hereunder.

          "AFFILIATE" means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, another person.

          "AFFILIATE OBLIGATIONS" means all present and future Indebtedness which Borrower may now or hereafter owe to any present or future Subsidiary.

          "AGENT" means in connection with any participation or assignment of any part of the Obligations hereunder by the Bank, the agent for the Bank and for any other bank who participated or assigned part of the Obligations, which shall be U.S. Bank National Association.

          "APPLICABLE MARGIN" means, when the Total Funded Debt Ratio (as in effect as of the most recent quarterly Total Funded Debt Ratio Determination Date) is as set forth below, the percentage set forth opposite such Total Funded Debt Ratio:

         Total Funded                              Applicable            Applicable
         Debt Ratio                               LIBOR Margin        Base Rate Margin
         ----------                               ------------        ----------------
         Less than 1.25 to 1                          1.65%                 0.0%
         Greater than or equal to 1.25 to 1
           but Less than or equal to 2.5 to 1         2.00%                 0.0%
         Greater than 2.5 to 1                        2.50%                 0.0%

     The Applicable Margin shall be determined quarterly as of the date of delivery of the Financial Statements required to be delivered pursuant to Sections 5.2 and 5.3, and shall be effective on and after such date (the "TOTAL FUNDED RATIO DETERMINATION DATE").

     No adjustment to the Applicable Margin shall be effective or remain in effect for any period unless the Borrower shall have delivered to the Bank the Financial Statements and certificates required to be delivered pursuant to Sections 5.2 and 5.3, in respect of the relevant fiscal month, quarter, or year; provided that if any Financial Statements referred to above are not delivered within the time periods specified in Sections 5.2 and 5.3, then for the period from and including the date on which such Financial Statements are required to be delivered to but not including the date on which such Financial Statements are delivered, the Applicable Margin as at the end of the fiscal period that would have been covered thereby shall be deemed to be based on a Leverage Ratio one level above the then-existing Leverage Ratio.

          "AVERAGE MATURITY PERIOD" means, as of any prepayment date, the weighted average time period computed by multiplying the dollar amount of each installment or payment of principal prepaid by the number of days from such prepayment date until the earlier of the scheduled maturity of that installment or payment or the next Interest Change Date (if any), adding together the resulting products and dividing the resulting sum by the total dollar amount of principal being prepaid.

          "BASE RATE" means the rate charged by banks for commercial loans, whether or not such rate is charged in each instance, and called the "Prime Rate," as published in the "Money Rates" section of the WALL STREET JOURNAL (or if not so published, as determined by Bank by using the average of quotes obtained by Bank from primary national banks located in the United States selected by Bank) from time to time plus the Applicable Margin.

          "BORROWER" means Horizon Organic Holding Corporation, a Delaware corporation.

          "BUSINESS DAY" means a day other than a Saturday on which commercial banks are generally open for business in the State of Colorado.

          "CAPITALIZED LEASES" means capitalized leases and subleases, which are treated on the books of the Borrower as a capitalized cost in accordance with GAAP.

          "CASH FLOW LEVERAGE RATIO" shall mean the ratio of (a) Total Principal Debt (plus the amounts of any requested Advances) to (b) TTM EBITDA of Borrower and its consolidated Subsidiaries plus the EBITDA of any businesses acquired hereunder, adjusted to reflect the Borrower's cost structure, as such adjustment is approved by the Bank.

          "CLOSING DATE" means the day and year first above written.

          "CODE" means the Internal Revenue Code of 1954, as amended.

          "COLLATERAL" has the meaning set forth in Section 2.10.

          "COMPANIES" means the Borrower and its Subsidiaries.

          "CURRENT DATE" means a date within thirty (30) days prior to the Closing Date.

          "CURRENT FINANCIALS" means the consolidated Financial Statements of the Borrower and its Subsidiaries as of March 31, 2000.

          "DEBTOR RELIEF LAWS" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar Debtor Relief Laws affecting the rights of creditors generally from time to time in effect.

          "DEFAULT" has the meaning set forth in Article Seven.

          "DEFAULT RATE" means eighteen percent (18%) per annum.

          "DEFERRED COSTS" means deferred costs (specifically excluding deferred Taxes), as determined in accordance with GAAP, and shall include other items generally defined under GAAP and designated as goodwill, intangibles, franchises, deferred development costs (excluding depreciation and amortization, but including deferred loan expense, included therein), deferred charges, and other items generally classified as intangibles and other assets and deferred charges.

          "DOCUMENTS" means any and all warehouse receipts, bills of lading or similar documents of title relating to goods in which Borrower at any time has an interest.

          "EBITDA" means, for any period, Net Before Tax Income plus the sum of
     (i) interest expense determined in accordance with GAAP (including interest expense payable pursuant to Capitalized Leases), (ii) charges or deductions for depreciation and amortization, determined in accordance with GAAP, and
     (iii) lease expense payable pursuant to Operating Leases, determined in accordance with GAAP.

          "EQUIPMENT" means any and all goods, other than Inventory (including without limitation, equipment, machinery, motor vehicles, mobile homes, implements, tools, parts and accessories) which are at any time owned by Borrower or its Subsidiaries, together with any and all accessions, parts and appurtenances.

          "EQUITY OFFERINGS" means public or non-public offerings by Borrower of Shares of Borrower, and does not include any issuances of Shares pursuant to any stock option or similar plan.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all regulations thereunder.

          "EXISTING INDEBTEDNESS" means the Indebtedness of Borrower existing on the Closing Date as set forth in the Current Financials or on EXHIBIT "C".

          "FARM PRODUCTS" means all of Borrower's and its Subsidiaries' seed and harvested or unharvested crops of all types and descriptions, whether annual or perennial and all other personal property of Borrower and its Subsidiaries used or for use in farming operations, including without limitation, native grass, grain, harvested crops, feed, feed additives, feed ingredients, feed supplements, fertilizer, hay, silage, supplies (including without limitation, veterinary supplies and related goods), livestock (including without limitation, the offspring of such livestock and livestock in gestation) and any other "farm products" (as defined in the UCC).

          "FINANCIAL STATEMENTS" includes, but is not necessarily limited to, balance sheets, profit and loss statements, reconciliations of capital and surplus, statements of cash flow, and schedules of sources and applications of funds.

          "FIXED CHARGES" means, for any period, the total amount of (i) interest expense determined in accordance with GAAP (including interest expense payable pursuant to Capitalized Leases), plus (ii) the amount of principal and interest paid during such period with respect to long term debt, determined in accordance with GAAP, for Borrower and its consolidated Subsidiaries.

          "FIXED CHARGES COVERAGE RATIO" means the ratio of Net Earnings Available for Fixed Charges to Fixed Charges as of the end of each fiscal quarter.

          "FIXED RATE" means the rate equal to the sum of the annual rate of interest of the corresponding five year US Treasury Securities plus three and one-half percent (3.5%) per annum.

          "GAAP" means generally accepted accounting principles, applied on a consistent basis, set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or their successors which are applicable in the circumstances as of the date in question, and the requisite that such principles be applied on a consistent basis means that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

          "GENERAL INTANGIBLES" shall mean all of Borrower's and Subsidiaries' right, title and interest in and to any bank deposit accounts, customer deposit accounts, deposits, rights related to prepaid expenses, negotiable or nonnegotiable instruments or securities, chattel paper, choses in action, causes of action and all other intangible personal property of every kind and nature (other than Accounts), including without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, registrations, copyrights, licenses, franchises, customer lists, tax refunds, tax refund claims, customs claims, guarantee claims, cooperative memberships or patronage benefits, rights to any government subsidy, set aside, diversion, deficiency or disaster payment or payment in kind, milk bases, brands and brand registrations, water rights (including without limitation, water stock, ditch rights, well permits, water permits, applications and the like), Commodity Credit Corporation storage agreements or contracts, leasehold interests in real and personal property and any security interests or other security held by or granted to Borrower or its Subsidiaries to secure payment by any account debtor of any of the Accounts, and any other "general intangibles" (as defined in the UCC).

          "GOVERNMENT YIELD" means the annual yield (converted as necessary to the equivalent semi-annual compound rate) on a U.S. Treasury Security having a maturity date closest to the date computed by adding the Average Maturity Period to the date of prepayment, as published in THE WALL STREET JOURNAL (or, if not so published, as determined by the Bank based on quotations by secondary market dealers selected by the Bank). If more than one issue of U.S. Treasury Securities is scheduled to mature at or about the time of such computed date, then to the extent possible the U.S. Treasury Security trading closest to its par value will be chosen as the basis of the Government Yield.

          "GUARANTY" means a guaranty in the form and upon the terms of EXHIBIT "D".

          "HIGHEST LAWFUL RATE" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the Total Principal Debt under the Laws of the United States and the State of Colorado applicable thereto which are presently in effect or, to the extent allowed by Law under such applicable Laws of the United States and the State of Colorado which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable Laws now allow.

          "INDEBTEDNESS" means and includes for any Person, as of any date as of which the amount thereof is to be determined (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person as of such date, (ii) all obligations which are secured by any Lien existing on property owned by such Person whether or not the obligations secured thereby shall have been assumed by such Person, (iii) all obligations of such Person to purchase any materials, supplies or other property, or to obtain the services of any other Person, if the relevant contract or other related document requires that payment for such materials, supplies, or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies, or other property is ever made or tendered or such services are ever performed or tendered, (iv) all obligations of such Person to advance or supply funds to or to purchase property or services from, any other Person in order to maintain the working capital, net worth, or any other balance sheet condition of such other Person or to pay debts, dividends, or expenses of such other Person or to assure such other Person or any third party against any liability or loss, and (v) guaranties, endorsements, and other contingent obligations, direct or indirect, on the part of such Person (other than endorsements of negotiable instruments for collection in the ordinary course of business) for the payment, discharge, or satisfaction of Indebtedness of others of the character described in clauses (i), (ii), (iii) and (iv) above.

          "INTEREST CHANGE DATE" means the date of any regularly scheduled adjustment in the interest rate on the Term Note.

          "INTEREST DIFFERENTIAL" means, as of any prepayment date, (i) the interest rate payable on the Term Note as in effect on the date of prepayment MINUS (ii) the sum of (A) the Government Yield as of such date, PLUS (B) the Issuance Spread.

          "INTEREST PERIOD" means the period of time specified by Borrower in the applicable Notice of LIBOR Rate; provided that (i) the duration of each Interest Period shall be for a period of 1, 2, 3, 6, 9, or 12 months, (ii) any Interest Period which would otherwise end on a day which is not a Business Day, shall be extended to the next succeeding Business Day, unless such next succeeding Business Day falls in the next calendar month, then the Interest Period shall be shorted to the preceding Business Day and
     (iii) each Interest Period must begin on a Business Day.

          "INVENTORY" means any and all dairy livestock, feed and dairy products or other goods which shall at any time constitute "inventory" (as defined in the UCC) or Farm Products of Borrower or its Subsidiaries, wherever located (including without limitation, goods in transit), or which from time to time are held for sale, lease or consumption in Borrower's business, furnished under any contract of service or held as raw materials, work in progress, finished inventory or supplies (including without limitation, packaging and/or shipping materials).

          "ISSUANCE SPREAD" means the Bank's brokerage commission, if any, plus any of the Bank's other marginal costs for providing Fixed Rate financing that are in excess of the Government Yield expressed as a percent per annum. These brokerage commissions and marginal costs are to be determined by the Bank in its sole discretion on the date of conversion to a Fixed rate. For example, the Issuance Spread on May 25,2000 would have been 0.97% [or 97 basis points]."

          "LAW OR LAWS" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States of America, any state or commonwealth, any nation or country, any territory or possession, or any Tribunal.

          "LEASES" has the meaning set forth in Section 2.11(d).

          "LETTERS OF CREDIT" means letters of credit issued by Bank upon the request of Borrower and pursuant to the terms hereof, and shall include, without limitation, that certain Letter of Credit #SLCDDEN00273 issued for the benefit of H.P. Hood, Inc. in the face amount of $9,600,000.00, and expiring on May 1, 2003, and that certain Letter of Credit #SLCDDEN00347 issued for the benefit of State of Vermont in the face amount of $187,000.00 and expiring on August 31, 2000.

          "LIBOR RATE" or "LONDON INTERBANK OFFERED RATE" means (a) for any Interest Period, a rate per annum equal to the sum of the rate at which deposits in United States dollars (comparable in amount to the principal debt hereunder to be covered by LIBOR and with a maturity equal to the Interest Period elected therefor) are offered to Bank by leading banks in the London interbank market at approximately 11:00a.m. London, England, time, on the first day of that Interest Period, or as soon thereafter as is practicable, adjusted for any reserve requirements, if any, which may be imposed by any governmental agency, plus (b) the Applicable Margin.

          "LIEN" means any lien, security interest, tax lien, mechanics lien, materialmen's lien, or other encumbrance, whether arising by mortgage, security agreement, or other contract or under Law.

          "LINE OF CREDIT" has the meaning set out in the Recitals.

          "LITIGATION" means any proceeding, claim, and lawsuit before any Tribunal, including, but not limited to, proceedings, claims, and/or lawsuits under or pursuant to any environmental, occupational safety and health, antitrust, unfair competition, securities, Tax and other Law, or under or pursuant to any contract, agreement or other instrument.

          "LOAN PAPERS" means this agreement, the Note, the Guaranties, the security agreements, and any other instruments, documents, and agreements executed and/or delivered pursuant to the terms of this agreement, and any future amendments, modifications, restatements, renewals, or extensions hereof or thereof.

          "LOC COMMITTED SUM" means Twenty-Five Million and 00/100 Dollars ($25,000,000.00). The LOC Committed Sum shall be reduced by the face amount of any Letters of Credit which have been or are issued hereunder which remain outstanding.

          "LOC MATURITY DATE" means May 31, 2003.

          "LOC NOTE" means the promissory note evidencing the Indebtedness of Borrower under the Line of Credit, in the form and upon the terms of EXHIBIT "A".

          "MARGIN STOCK" has the meaning given thereto in Section 221.3(v) of Regulation U, promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Section 221.3, as amended from time to time.

          "MATERIAL ADVERSE EFFECT" means any effect which will be material and adverse to the financial condition or business operations of Borrower or its Subsidiaries, or which will cause a Default.

          "MEADOW FARMS" means Meadows Farms Limited, a United Kingdom Company.

          "NET BEFORE TAX INCOME" means consolidated net profit before income Taxes, determined in accordance with GAAP.

          "NET EARNINGS AVAILABLE FOR FIXED CHARGES" means, for any period, EBITDA of Borrower and its consolidated Subsidiaries, minus (i) cash income Taxes paid by Borrower or any of its Subsidiaries, minus (ii) cash dividends paid by Borrower or any of its Subsidiaries, minus (iii) any capital expenditures made by Borrower and its Subsidiaries which have not been directly financed through the Line of Credit or Term Loan and approved by the Bank.

          "NET INCOME" means the consolidated net profit after income Taxes of Borrower and its consolidated Subsidiaries as determined in accordance with GAAP.

          "NET WORTH" means, as of any date, the excess of total assets (excluding Deferred Costs) over total liabilities, as each is determined in accordance with GAAP, plus an amount equal to total Subordinated Debt.

          "NOTES" means the Term Note and the LOC Note.

          "NOTICE OF FIXED RATE" shall have the meaning set forth in Section 2.5(b)(2).

          "NOTICE OF LIBOR RATE" shall have the meaning set forth in Section
     2.6.

          "OBLIGATIONS" means all present and future indebtedness, obligations, and liabilities and all renewals and extensions thereof, or any part thereof, of Borrower to Bank, arising pursuant to this Agreement, and all interest accruing thereon and costs, expenses and attorney's fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, but not limited to, the indebtedness, obligations, and liabilities evidenced, secured, or arising pursuant to any of the Loan Papers, and all renewals and extensions thereof, or any part thereof, and all present and future amendments thereto.

          "OPERATING LEASES" means leases and subleases which have not been capitalized, and which are treated on the books of Borrower as an operating cost in accordance with GAAP.

          "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

          "PERMITTED LEASE OBLIGATIONS" means all obligations of the Companies under all leases and subleases which do not, for any 12-month period ending on or after the Closing Date, exceed the amounts which have been stated in the projections provided to the Bank for the current or upcoming fiscal year, as applicable, in accordance with Section 5.4, for such period, which amounts have been approved in writing in advance by the Bank.

          "PERMITTED LIENS" means (a) the Liens in existence at Closing Date, as set forth and described on EXHIBIT "E", (b) Liens which arise by operation of Law, and (c) deposits under worker's compensation, unemployment insurance and social security Laws, or to secure the performance of contracts, statutory obligations or surety or appeal bonds, or to secure indemnity, performance, or other similar bonds in the ordinary course of business.

          "PERSON" means any individual, firm, corporation, association, partnership, joint venture, trust, other entity, or a Tribunal.

          "PLAN" means an employee benefit plan maintained for employees of Borrower or its Subsidiaries and subject to the provisions of ERISA.

          "PLEDGED COMPANY" has the meaning set forth in Section 4.1(k).

          "PREPAYMENT INDEMNITY" shall equal the present value (determined by the Bank using the Government Yield as of the date of prepayment as the discount factor) on the prepayment date of a stream of equal monthly payments in number equal to the number of whole months (using a thirty-day month) in the Average Maturity Period. The amount of each such monthly payment shall equal the quotient obtained by DIVIDING (a) the product of the amount prepaid, TIMES the Interest Differential, TIMES a fraction, the numerator of which is the number of days in the Average Maturity Period and the denominator of which is 360, BY (b) the number of whole months (using a thirty-day month) in the Average Maturity Period.

          "PRINCIPAL LOC DEBT" means the aggregate unpaid principal balance of all Advances made with respect to the Line of Credit at the time in question, and shall include all outstanding amounts paid under any Letters of Credit.

          "PRINCIPAL OFFICE" for Bank means the principal place of business of Bank in the city where Bank is entitled to receive notices pursuant hereto.

          "PRINCIPAL TERM DEBT" means the aggregate unpaid principal balance of all Advances made with respect to the Term Loan at the time in question.

          "RACHEL'S DAIRY" means Rachel's Dairy, Ltd., a United Kingdom company.

          "REAL ESTATE" has the meaning set forth in Section 2.11(e).

          "REPORTABLE EVENT" means a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

          "REVOLVER PERIOD" means the period of time from the Closing Date to and including May 31, 2003.

          "RIGHTS" means rights, remedies, powers, and privileges exercisable under the Loan Papers, at Law, in equity, or otherwise.

          "SECURITY INTERESTS" has the meaning set forth in Section 2.11.

          "SHARES" means any and all outstanding shares of capital stock or ownership interest of any other entity now owned or hereafter acquired by any Company.

          "SUBORDINATED DEBT" means a note, debenture, or other instrument or evidence of Indebtedness executed by the Company or for which the Company is liable, the payment of the principal and interest of which is subordinated to the prior payment of the Obligations, which subordination shall be in a form and substance satisfactory to Bank.

          "SUBSIDIARY" means every firm, corporation, association, partnership, joint venture, trust, or other entity of which an aggregate of fifty percent (50%) or more of the equity interests or the issued and outstanding stock having ordinary voting power (except directors' qualifying shares) is, at the time the determination is being made, owned, either directly or indirectly, or controlled by the Borrower and/or one or more Subsidiaries.

          "TAXES" means all taxes, assessments, fees, or other charges from time to time or at any time imposed by any Laws or by any Tribunal.

          "TERM LOAN" has the meaning set forth in the Recitals hereto.

          "TERM LOAN COMMITTED SUM" means Twenty-Five Million and 00/100 Dollars ($25,000,000.00).

          "TERM LOAN DRAWDOWN PERIOD" means the period from the Closing Date to and including thirty (30) Business Days thereafter.

          "TERM MATURITY DATE" means May 31, 2005.

          "TERM NOTE" means the promissory note evidencing under the Term Loan, in the form and upon the terms of EXHIBIT "B".

          "TOTAL FUNDED DEBT RATIO" means the ratio of (a) the Total Principal Debt as of the calculation date plus the amount of any requested Advance to
     (b) EBITDA of Borrower and its consolidated Subsidiaries, determined in accordance with GAAP.

          "TOTAL FUNDED RATIO DETERMINATION DATE" shall have the meaning for such term as set forth in the definition of "APPLICABLE MARGIN," above.

          "TOTAL INTEREST EXPENSE COVERAGE" means the ratio of (a) TTM EBITDA of Borrower and its consolidated Subsidiaries plus the TTM EBITDA of any businesses acquired hereunder, adjusted to reflect the Borrower's cost structure, as such adjustment is approved by the Bank, to (b) the greater of (i) the cash interest expense of Borrower and its Subsidiaries or, (ii) if an Advance is being requested hereunder, Total Principal Debt plus the amount of the requested Advance multiplied by the applicable annual interest rate.

          "TOTAL LIABILITIES" means the amount of total liabilities which would be shown in accordance with GAAP on a balance sheet.

          "TOTAL PRINCIPAL DEBT" means the aggregate unpaid principal balance of the Notes at the time in question.

          "TRADE RECEIVABLES" means all Accounts of Borrower which arose from goods sold by Borrower in the ordinary course of business to the account debtor.

          "TRIBUNAL" means any state, commonwealth, federal, foreign, territorial, or other court or governmental department, commission, board, bureau, agency or instrumentality.

          "TTM" means trailing twelve months of the particular financial calculation.

          "UCC" means the Uniform Commercial Code, as amended and adopted in the State of Colorado.

          "UK SUBSIDIARIES" means Rachel's Dairy, Meadow Farms, and Organic Dairies, Ltd., a United Kingdom company.

          "U.S. TREASURY SECURITIES" means actively traded U.S. Treasury bonds, bills and notes.

          "WORKING CAPITAL" means the amount by which current assets excluding prepaid expenses other than prepaid insurance exceed current liabilities.

     SECTION 1.2 HEADINGS. The headings, captions, and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.

     SECTION 1.3 NUMBER AND GENDER OF WORDS. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

     SECTION 1.4 ACCOUNTING TERMS. All accounting and financial terms used herein, and the compliance with each covenant contained herein which relates to financial matters, shall be determined in accordance with GAAP, except to the extent that the deviation therefrom is expressly stated herein.

     SECTION 1.5 ARTICLES, SECTIONS, AND EXHIBITS. All references to Articles and Sections contained herein are, unless specifically indicated otherwise, references to articles and sections of this agreement. All references to "Exhibits" contained herein are references to exhibits attached hereto, all of which are made a part hereof for all purposes, the same as if set forth herein verbatim, it being understood that if any exhibit attached hereto, which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to or at the time of the execution and delivery thereof.

                                   ARTICLE TWO
                      COMMITMENT TO LEND, TERMS OF PAYMENT,
                            COLLATERAL AND GUARANTIES

     SECTION 2.1 COMMITMENT TO LEND. Subject to and upon the terms, conditions and covenants, hereinafter set forth, Bank shall (a) make the Term Loan in one or more Advances to the Borrower, provided that (i) the initial Advance shall be in an amount not less than $500,000.00, and further Advances shall be in the amount of $100,000.00 or an integral multiple thereof; (ii) Advances under the Term Loan will be available to Borrower only during the Term Loan Drawdown Period; and (iii) the Principal Term Debt shall never exceed the Term Loan Committed Sum; and (b) extend the Line of Credit to Borrower, in one or more Advances from time to time during the Revolver Period upon three (3) Business Day's prior request therefor by Borrower, and the Borrower may borrow, repay, and reborrow funds from time to time during the Revolver Period under the Line of Credit, so long as the Principal LOC Debt, never exceeds the LOC Committed Sum.

     SECTION 2.2 LETTERS OF CREDIT. Subject to and upon the terms, conditions and covenants hereinafter set forth, Bank agrees to issue Letters of Credit upon application of the Borrower, up to an amount equal to (a) the LOC Committed Sum minus (b) the Principal LOC Debt. Bank shall issue Letters of Credit, upon request by Borrower and receipt by Bank of a completed and executed letter of credit application in form and content satisfactory to Bank, and payment of the applicable letter of credit fee. Each Letter of Credit shall be payable against sight drafts drawn on Bank or at a certain time, and shall expire on or before the LOC Maturity Date. Letters of Credit issued pursuant to the terms hereof shall be in a form and on terms which shall be at the time mutually agreeable to Bank and Borrower. All amounts outstanding (i.e. once the Letter of Credit has been drawn on and remains unpaid) under any Letter of Credit issued hereunder shall bear interest prior to maturity at a rate per annum, calculated on the basis of actual days elapsed over a 360-day year, which shall be equal to the lesser of (i) the Highest Lawful Rate, or (ii) the LIBOR Rate.

     SECTION 2.3 THE NOTES. The indebtedness arising by reason of the Line of Credit shall be evidenced by the LOC Note, executed and delivered by Borrower, dated the date hereof and in the principal amount of the LOC Committed Sum. The indebtedness arising by reason of the Term Loan shall be evidenced by the Term Note, executed and delivered by the Borrower, dated the date hereof and in the principal amount of the Term Loan.

     SECTION 2.4 PAYMENTS OF PRINCIPAL.

     (a) PRINCIPAL LOC DEBT. The Principal LOC Debt outstanding shall be due and payable in full on the LOC Maturity Date.

     (b) PRINCIPAL TERM DEBT. The Principal Term Debt outstanding shall be due and payable in quarterly installments of principal, commencing on the last day of September, 2000, and continuing on the last day of each December, March, June, and September thereafter in the amounts set forth in the Term Note, provided, however, that the last installment on the Term Maturity Date shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan.

     (c) LINE OF CREDIT AND TERM PAYMENTS AND PREPAYMENTS. Each payment or prepayment on the LOC Note must be paid at the Principal Office of Bank in immediately available funds in U.S. Dollars. Borrower shall be entitled to prepay that portion of the Total Principal Debt which is not, at the time, subject to a LIBOR Rate or Fixed Rate, from time to time and at any time, in whole or in part, without penalty, but only if all accrued fees and interest, which are then due and payable, are paid, and only in amounts of One Hundred Thousand Dollars ($100,000.00) or more. Prepayment of principal which is made of a portion of the Total Principal Debt which is at the time subject to a LIBOR Rate may be prepaid by Borrower at any time, however may be subject to prepayment/breakage fees, if any. Borrower agrees to immediately pay prepayment/breakage fees to Bank upon presentation of such charges. A certificate of Bank setting forth the basis for the determination of such amount necessary to compensate Bank as aforesaid shall be delivered to Borrower and shall be conclusive as to such determination and such amount, absent manifest error. Prepayment of principal with is made of a portion of the Total Principal Debt which is at the time subject to a Fixed Rate shall be subject to payment of a Prepayment Indemnity as set forth in Section

2.5. Any principal payment made within ten days prior to a principal installment due date shall be deemed a "payment" rather than a prepayment to the extent necessary to discharge the next due principal installment. All payments and prepayments of the Obligations, including proceeds of any of the Collateral (hereinafter defined), shall be paid to and received by Bank and disbursed by Bank for application to the Obligations as follows: First pro rata to interest due on the Obligations; then to expenses for which Bank has not been reimbursed pursuant hereto; then pro rata to the Total Principal Debt until it is paid in full; and then to all other indebtedness, liabilities, and obligations owed by Borrower to Bank.

     SECTION 2.5 INTEREST.

     (a) PRINCIPAL LOC DEBT. The Principal LOC Debt from day to day outstanding shall bear interest prior to maturity at a rate per annum, calculated on the basis of actual days elapsed over a 360-day year, which shall be equal to the lesser of (a) the Highest Lawful Rate, or (b) the Base Rate in effect from day to day; PROVIDED, however, that Borrower may from time to time in accordance with Section 2.6 elect to substitute the LIBOR Rate for the Base Rate. The interest so calculated on the LOC Note shall be due and payable as it accrues on the last day of each calendar month of each year, commencing June 30, 2000 and at maturity; provided, however, that during any Interest Period when a LIBOR Rate is in effect, interest for such Interest Period shall be due and payable with respect to that portion of the Principal LOC Debt subject to the LIBOR Rate on the last day of such Interest Period. From and after maturity (whether stated, by acceleration, or otherwise) the matured Principal LOC Debt and, to the extent permitted by Law, any accrued interest thereon at maturity, shall, at the option of the holder of the LOC Note, bear interest, payable on demand, at the Default Rate.

     (b) PRINCIPAL TERM DEBT. The Principal Term Debt from day to day outstanding shall bear interest prior to maturity at a rate per annum, calculated on the basis of actual days elapsed over a 360-day year, which shall be equal to the lesser of (a) the Highest Lawful Rate, or (b) the Base Rate in effect from day to day; PROVIDED, however, that Borrower may from time to time in accordance with Section 2.6 elect to substitute the LIBOR Rate for the Base Rate.

          (1) PAYMENTS OF INTEREST. The interest so calculated on the Term Note shall be due and payable as it accrues on the last day of each calendar month of each year, commencing September 30, 2000 and continuing until the Term Maturity Date; provided, however, that during any Interest Period when a LIBOR Rate is in effect, interest for such Interest Period shall be due and payable with respect to that portion of the Principal Term Debt subject to the LIBOR Rate on the last day of each calendar month and on the last day of such Interest Period. From and after maturity (whether stated, by acceleration, or otherwise) the matured Principal Term Debt and, to the extent permitted by Law, any accrued interest thereon at maturity, shall, at the option of the holder of the Term Note, bear interest, payable on demand, at the Highest Lawful Rate.

          (2) FIXED RATE OPTION ON PRINCIPAL TERM DEBT. In addition to the interest rates set forth in Section 2.5(b), above, the Borrower may elect a Fixed Rate (exercisable only once) in lieu of the Base Rate or LIBOR Rate by telephonic notice to Bank to be confirmed in writing (a "Notice of Fixed Rate") by delivering to Bank a confirmation letter in form and upon the terms of EXHIBIT "F" within three (3) Business Days of the date on which the charging of the Fixed Rate is to commence. Election of a Fixed Rate is irrevocable. Such Fixed Rate shall apply to all amounts outstanding under the Principal Term Debt, and may not be elected while a LIBOR Rate is in effect for any portion of the Principal Term Debt. A Fixed Rate may only be elected if the Cash Flow Leverage Ratio is less than 3.75 to 1 at the time of the election. In the event that Borrower has elected a Fixed Rate, any prepayments of principal or interest under the Principal Term Debt, shall be subject to the Prepayment Indemnity for payments made after the Fixed Rate election.

               (A) PREPAYMENTS. The Borrower acknowledges and agrees as follows: (i) the Borrower has no right to prepay the principal of the Term Note which is subject to a Fixed Rate without the Bank's consent, which the Bank will grant only on the terms and subject to the conditions hereinafter provided; (ii) the Bank will be harmed by reason of any prepayment of the principal of the Term Note which is subject to a Fixed Rate at a time when interest rates have declined below the levels prevailing at the time the existing interest rate was established, because any reinvestment of the prepaid funds at the lower rates prevailing at the time of prepayment will produce a lower return to the Bank; (iii) there is no readily available index of rates payable on loans such as that from the Bank to the Borrower, nor any assurance that the Bank could replace the loan with a similar loan; and (iv) changes in the yields on U.S. government securities provide a reasonable approximation for changes in interest rates generally.

               (B) To induce the Bank to agree to accept voluntary prepayments, to the extent permitted by applicable law, the Borrower agrees to pay the Bank a Prepayment Indemnity as described herein upon any prepayment of the Term Note which is subject to a Fixed Rate, whether voluntary, mandatory or upon acceleration of the principal of the Term Note, and agrees to all of the other terms of prepayment herein.

               (C) Any voluntary prepayment under the Term Note which is subject to a Fixed Rate shall be either in the full amount of the Principal Term Debt or, if a partial prepayment, in the amount of $100,000.00 or an integral multiple thereof, and partial prepayments shall be applied to installments or payments due under the Term Note as set forth in

                    Section 2.4. If, at the time of any prepayment (whether voluntary, mandatory or upon acceleration of the principal of the Term Note), the Interest Differential shall exceed zero, such prepayment shall be accompanied, to the extent permitted by applicable law, by payment of the Prepayment Indemnity.

     SECTION 2.6 LIBOR RATE. Subject to the limitations herein, Borrower may elect a LIBOR Rate in lieu of the Base Rate by telephonic notice to Bank to be confirmed in writing (a "Notice of LIBOR Rate") by delivering to Bank a confirmation letter in form and upon the terms of EXHIBIT "G" within three (3) Business Days of the date on which the charging of the LIBOR Rate is to commence, specifying the commencement date and duration of the period (the Interest Period) during which the LIBOR Rate is to be charged, and the amount of the Principal LOC Debt or the Principal Term Debt, as applicable, to be covered by the LIBOR Rate (which shall be in an amount equal to One Hundred Thousand Dollars ($100,000) or an integral multiple thereof). At the expiration of any Interest Period wherein the LIBOR Rate is in effect, the interest rate for the Principal LOC Debt or Principal Term Debt, as applicable, previously covered by the LIBOR Rate shall revert to the Base Rate. Election of a LIBOR Rate (i) is irrevocable for the duration of the Interest Period elected, (ii) may not be made for any Interest Period which would extend beyond the LOC Maturity Date or the Term Maturity Date, as applicable, and (iii) may not be made for the Principal Term Debt in the event that the Borrower has elected a Fixed Rate, as described in Section 2.5(b)(2), above.

     (a) INCREASED COSTS. If any change in applicable law or in the interpretation or administration thereof by any Tribunal (whether or not having the force of law) shall impose, modify, or deem applicable any reserve requirement of the Board of Governors of the Federal Reserve System, or any Tax, duty, or charge of any character is imposed on any portion of the Total Principal Debt hereunder subject to a LIBOR Rate, or any other reserve, special deposit, Tax, duty, charge, or similar requirement against assets of, deposits with or for the account of, or credit extended by, Bank, hereof, or shall impose on Bank any other condition affecting the Notes or any Total Principal Debt hereunder subject to a LIBOR Rate and the result of any of the foregoing is to increase the cost to Bank of making or maintaining the Total Principal Debt hereunder subject to a LIBOR Rate, then Borrower shall pay to Bank on demand as additional interest such additional cost. A certificate of Bank setting forth the basis for the determination of such amount necessary to compensate Bank as aforesaid shall be delivered to Borrower and shall be conclusive as to such determination and such amount, absent manifest error.

     SECTION 2.7 TERMINATION OF FACILITY. The Borrower may terminate this Agreement at any time and, subject to payment and performance of all of the Borrower's obligations to the Bank, may obtain any release or termination of the Security Interest to which the Borrower is otherwise entitled by law by (a) giving at least 30 days' prior written notice to the Bank of the Borrower's intention to terminate this Agreement; and (b) if such repayment is due to refinancing by third party or through the proceeds of an Equity Offering prior to two years after the Closing Date, Borrower shall pay to the Bank a termination fee, in addition to any applicable Prepayment Indemnity due in accordance with Section 2.5, equal to: (i) for prepayment prior to the first anniversary of the Closing Date, one- half percent (0.5%) of the LOC Committed Sum and Term Committed Sum, and (ii) for prepayment on or after the first anniversary but prior to the second anniversary of the Closing Date, one quarter of one percent (0.25%) of the LOC Committed Sum and Term Committed Sum. In the event that U.S. Bancorp Piper Jaffray underwrites or co-underwrites an Equity Offering which results in a significant paydown of the LOC Committed Sum or the Term Committed Sum, the termination fee shall be reduced to one-eighth of one percent (0.125%) of the amount of the LOC Committed Sum or the Term Committed Sum which is paid down by the proceeds of such Equity Offering.

     SECTION 2.8 OFFSET. If a Default occurs and is continuing, Bank shall be entitled to exercise the rights of offset and/or banker's lien against the interests of Borrower in and to each and every account and other property of Borrower which is in the possession of Bank to the extent of the full amount of the Obligations.

     SECTION 2.9 GUARANTIES. Each present and future Subsidiary shall unconditionally guarantee payment and performance of the Obligations by each executing and delivering a Guaranty; provided, however that Guaranties for the UK Subsidiaries are addressed in Section 4.3 below.

     SECTION 2.10 COLLATERAL. As security for the Obligations, Borrower and each Subsidiary (except for the UK Subsidiaries, as addressed in Section 4.3, below) hereby assigns and grants to the Bank Liens and security interests (collectively, the "Security Interests") on, in, and to the following described Collateral (herein so called):

          (a) Any and all present and future Accounts, General Intangibles, chattel paper, documents, instruments, Inventory, Farm Products, and Equipment now owned or hereafter acquired by any Company;

          (b) Any and all of the issued and outstanding shares of capital stock of any corporation or ownership interest of any other entity (the "Shares") now owned or hereafter acquired by any Company;

          (c) Any and all rights, titles, interests, security interests, powers, and privileges any Company may now have or be or become entitled to under or by virtue of any business acquired by any Company, in whole or in part;

          (d) Any and all rights, titles, and interests now owned or hereafter acquired by any Company in and to any leases covering real property or any interest therein, equipment, or other personal property (collectively, the "Leases");

          (e) Any and all real estate now owned or hereafter acquired by any Company, together with all improvements thereon and fixtures attached thereto (collectively, the "Real Estate"); and

          (f) Any and all Accounts, General Intangibles, Documents, chattel paper, and proceeds arising from or by virtue of, or from the sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty claims against manufacturers of, or claims against any other Persons with respect to, all or any part of the Collateral described in Subsections (a) through
     (e) preceding.

Such Collateral shall secure the payment and performance of the Obligations.

     SECTION 2.11 EXPIRATION OF BANK'S COMMITMENTS. Bank shall have no obligation to make any Advance under the Line of Credit after, and the commitment of Bank to make Advances under the Line of Credit shall terminate and expire at 1:00 p.m., Colorado time on the LOC Maturity Date; Bank shall have no obligation to make any Advance under the Term Loan after 1:00 p.m., Colorado time, on the date of the expiration of the Term Loan Drawdown Period; provided that the Obligations of Borrower and Subsidiaries and the Rights of the Bank under the Loan Papers shall continue in full force and effect until the Obligations have been paid and performed in full.

     SECTION 2.12 CAPITAL ADEQUACY. If the Bank shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein after the date hereof, any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank or its parent corporation with any guideline or request issued after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's or the Bank's parent corporation's capital as a consequence of the Bank's obligations hereunder to a level below that which the Bank or its parent corporation could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy and those of the Bank's parent corporation) by an amount deemed to the Bank or its parent corporation to be material, then from time to time on demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank or its parent corporation for such reduction. Certificates of the Bank sent to the Borrower from time to time claiming compensation under this Section, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Bank hereunder shall be conclusive absent manifest error. In determining such amounts, the Bank or its parent corporation may use any reasonable averaging and attribution methods.

                                  ARTICLE THREE
                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Bank as follows:

     SECTION 3.1 CORPORATE EXISTENCE AND AUTHORITY. Each of the Subsidiaries and Borrower (a) is a corporation duly organized, validly existing, and in good standing under the Laws of the state of its incorporation (b) is duly licensed or qualified to transact business as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require the same, and
(c) possesses all requisite authority, power, licenses, permits, and franchises to conduct its business and execute, deliver, and comply with the terms of the Loan Papers.

     SECTION 3.2 CORPORATE AUTHORITY. All requisite corporate action to authorize the execution and delivery of the Loan Papers to be executed by Borrower, the consummation of all transactions contemplated thereby, and the performance and discharge by Borrower of its obligations thereunder have been duly taken by Borrower; no authorization, approval, consent, or notice under the provisions of the articles of incorporation or bylaws, or any amendments thereof, of Borrower, or under any other relevant instrument or applicable Law or by any additional party or Tribunal is required with respect to the execution and delivery of such Loan Papers, the consummation of all transactions contemplated thereby or the performance and discharge by Borrower of its obligations thereunder, and all of such Loan Papers will, upon execution and delivery, be legal, valid, and binding obligations of Borrower, enforceable in accordance with their respective terms.

     SECTION 3.3 COMPLIANCE WITH LAWS AND DOCUMENTS. Neither the Borrower nor any of the Subsidiaries is, nor will the execution, delivery, and the performance of and compliance with the terms of the Loan Papers cause Borrower or any Subsidiary to be: (a) in violation of any Laws or its respective articles of incorporation or bylaws in any respect which could have any effect whatsoever upon the validity, performance, or enforceability of any of the terms of the Loan Papers or which could have a Material Adverse Effect; or (b) in default (nor has any event occurred which, with notice or lapse of time or both, could constitute a default) under any material agreement or instrument to which Borrower or any Subsidiary is a party or under which any of them or any of their property is bound.

     SECTION 3.4 LITIGATION. There is no Litigation pending or, to the knowledge of Borrower, threatened against Borrower or any Subsidiary which could have a Material Adverse Effect.

     SECTION 3.5 TAXES. All federal, state, local, foreign, and other Tax returns of Borrower and the Subsidiaries required to be filed have been filed, and all federal, state, foreign, and other Taxes imposed upon Borrower which are due and payable have been paid.

     SECTION 3.6 PURPOSE OF LOANS. The proceeds of Advances under the Line of Credit will be used for working capital, capital expenditures and acquisitions of industry-related companies as may be permitted herein and for general corporate purposes. The proceeds of Advances under the Term Loan will be used for the acquisition of Meadow Farms and other properties and/or entities approved by Bank and related fees and expenses, and for general corporate purposes. No Advance hereunder will be used directly or indirectly for the purpose of purchasing or carrying any Margin Stock or for the purpose of extending credit to others for the purpose of purchasing or carrying any such Margin Stock.

     SECTION 3.7 PROPERTIES; PERMITTED LIENS. Borrower and its Subsidiaries have good and marketable title to all their respective properties reflected on the Current Financials; all material leases under which the Borrower or any Subsidiary is lessee or tenant are in full force and effect, and there exists no default (nor has any event occurred which with notice or lapse of time or both, could constitute a default) thereunder; except for the Permitted Liens, to the knowledge of Borrower after reasonable investigation, there is no Lien on any asset of Borrower or any of its Subsidiaries. The chief executive office and principal place of business of the Borrower and its Subsidiaries is located at the address set forth in EXHIBIT "H " hereto, and all of the Borrower's and Subsidiaries' records relating to its businesses or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in EXHIBIT "H" hereto.

     SECTION 3.8 OWNERSHIP OF SUBSIDIARIES AND NAMES. The extent of the Companies' ownership of the capital stock of and jurisdiction of incorporation of the Subsidiaries is shown on EXHIBIT "I", and, except as set forth thereon, none of the Companies (a) has any other Subsidiaries, or (b) has used or transacted business under any other corporate or trade name in the five-year period preceding the date hereof.

     SECTION 3.9 FINANCIAL STATEMENTS. The Current Financials, heretofore furnished to Bank, were prepared in accordance with GAAP, and fairly present the financial condition and results of operations of Borrower and the consolidated Subsidiaries, as of, and for the portion of the fiscal year ending on, the date thereof. There were no material liabilities, direct or indirect, fixed or contingent, of Borrower or the consolidated Subsidiaries as of the date of the Current Financials which are not reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, this agreement and transactions heretofore disclosed in writing to Bank, there have been no material adverse changes in the financial condition of Borrower or the consolidated Subsidiaries from those shown in the Current Financials between such date and the Closing Date, nor have Borrower or any of such Subsidiaries incurred any material liability, direct or indirect, fixed, or contingent.

     Section 3.10 ERISA. (a) Neither any of the Plans nor any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code, which could subject the Plans or any of them, any such trust, or any trustee or administrator thereof, or any party dealing with the Plans or any such trust to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code; (b) neither any of the Plans nor any such trusts have been terminated, nor have there been any Reportable Events since the effective date of ERISA; and (c) neither any of the Plans nor any such trusts have incurred any accumulated funding deficiency," as such term is defined in Section 302 of ERISA (whether or not waived), since the effective date of ERISA.

     SECTION 3.11 SECURITIES LAWS. None of the Companies has, nor has any Person known to any of the Companies to be acting or purporting to act on behalf of any of the Companies, directly or indirectly, offered any or all of the Notes for sale to, or solicited any offer to buy any or all of the Notes from, or otherwise negotiated in respect thereof, with any Person, other than Bank, or done (or omitted to do) any other act, so as to bring the issuance or sale thereof to Bank within the registration requirements of the Securities Act of 1933, as amended, and the Companies have complied with or are exempt from the registration provisions of all state securities or "blue sky" Laws applicable to the issuance or sale of the Notes to the Bank.

     SECTION 3.12 INVESTMENT COMPANY ACT. None of the Companies is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 3.13 EXISTING INDEBTEDNESS. Except as fully described in the notes to the Current Financials or on EXHIBIT "C", none of the Companies is directly, indirectly, or contingently obligated with respect to any Indebtedness.

     SECTION 3.14 MATERIAL AGREEMENTS. EXHIBIT "J" contains a true and complete description of all material written and oral contracts, agreements, commitments, and understandings to which any Company is a party, by which any Company is directly or indirectly bound, or to which any of the assets of any Company may be subject, except (a) those which are otherwise specifically described in the Loan Papers, and (b) contracts which are cancellable upon 30 days' or less notice without liability for further payment other than nominal penalty.

     SECTION 3.15 LOCATION OF COLLATERAL. The present and foreseeable obligations of any and all of the Collateral or of the books and records with respect thereto, as the case may be, are stated on EXHIBIT "H".

     SECTION 3.16 ENVIRONMENTAL MATTERS. (a) Except as disclosed on part 10 of EXHIBIT "L", Borrower has not received any notice to the effect, or has any knowledge, that any real property or its operations are not in compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations ("Environmental Laws") or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which noncompliance or remedial action could have a material adverse effect on the business, operations, real property, assets or conditions (financial or otherwise) of Borrower; (b) there have been no releases of hazardous material at, on or under the real property that, singly or in the aggregate, have, or any reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, real property or prospects of Borrower; (c) there are no underground storage tanks, active or abandoned, including without limitation petroleum storage tanks, on or under the real property that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business or real property or prospects of Borrower; (d) Borrower has not directly transported or directly arranged for the transportation of any hazardous material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against Borrower for any remedial work, damage to natural resources or personal injury, including without limitation, claims under CERCLA; and (e) except as disclosed on part 10 of EXHIBIT "L", no conditions exist at, on or under the real property which, with the passage of time, or the giving of notice or both, would rise to any material liability under any Environmental Laws.

     SECTION 3.17 GENERAL. There is no significant material fact or condition relating to the financial conditions and businesses of the Companies, collectively or individually, which has not been related, in writing, to Bank, and all writings heretofore or hereafter exhibited or delivered to Bank by or on behalf of any Company are and will be genuine and in all respects what they purport and appear to be.

     SECTION 3.18 PERSONS IN CONTROL. To the knowledge of Borrower, no Person having "control" of Borrower or any Subsidiary is an "executive officer," "director, if or person who directly or indirectly or in concert with one or more persons, owns, controls, or has the power to vote more than 10% of any class of voting securities" (as such terms are defined in the Financial Institutions Regulatory and Interest Rate Control Act of 1978, as amended, and regulations promulgated thereunder) of the Bank.

     SECTION 3.19 FINANCING STATEMENTS. The Borrower has provided to the Bank signed financing statements sufficient when filed to perfect the Security Interests and the other security interests created by the Loan Documents. When such financing statements are filed in the offices noted therein, the Bank will have a valid and perfected security interest in all Collateral and all other collateral described in the Loan Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Loan Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

     SECTION 3.20 RIGHTS TO PAYMENT. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Loan Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

                                  ARTICLE FOUR
                        CONDITIONS PRECEDENT TO ADVANCES

     SECTION 4.1 INITIAL ADVANCE. Bank will not be obligated to make any Advance unless and until Borrower has delivered, or has caused to be delivered, to Bank, or Bank otherwise receives, on or prior to the Closing Date, the following described documents, certificates, evidences, opinions, and other instruments:

          (a) ARTICLES OF INCORPORATION. A copy of the articles of incorporation of Borrower and each of its Subsidiaries, and all amendments thereto, accompanied by certificates that such copy is correct and complete issued by (i) the appropriate governmental official of the jurisdiction of incorporation of Borrower or Subsidiary, as applicable, bearing a Current Date, and (ii) the Secretary of Borrower or Subsidiary, as applicable, dated as of the Closing Date.

          (b) BYLAWS. A copy of the bylaws of Borrower, and all amendments thereto, accompanied by a certificate that such copy is correct and complete, dated the Closing Date, executed by the Secretary of Borrower or Subsidiary, as applicable.

          (c) GOOD STANDING AND AUTHORITY. Certificates of the appropriate governmental officials of such jurisdictions as Bank may request, each bearing a Current Date, to the effect that Borrower and each Subsidiary is in good standing with respect to payment of franchise and similar Taxes and is duly qualified to transact business therein, accompanied by the certificate of the Secretary of Borrower or Subsidiary, as applicable, dated the Closing Date, that such certificates are true and correct.

          (d) INCUMBENCY. A certificate of incumbency of all of Borrower's and each Subsidiaries's officers who will be authorized to execute or attest any of the Loan Papers on behalf of the Borrower or Subsidiary, as applicable, dated the Closing Date, executed by a vice president and by the Secretary of Borrower or Subsidiary, as applicable.

          (e) RESOLUTIONS. A copy of resolutions approving the Loan Papers and authorizing the transactions contemplated in this agreement, duly adopted by the Board of Directors of Borrower and each of its Subsidiaries, as applicable, accompanied by a certificate of the Secretary of Borrower or Subsidiary, as applicable, dated the Closing Date, that such copy is a true and correct copy of resolutions duly adopted at a meeting of, or by the unanimous written consent of, the Board of Directors of Borrower or Subsidiary, as applicable, and that such resolutions have not been amended, modified, or revoked in any respect, and are in full force and effect as of the Closing Date.

          (f) OPINION OF COUNSEL FOR BORROWER. Opinion of counsel for Borrower and the Subsidiaries, dated the Closing Date, in form and substance as set forth on EXHIBIT "K".

          (g) NOTES. Duly executed and properly completed Notes, dated the Closing Date.

          (h) GUARANTIES. The Guaranties, duly executed and properly completed by each of the Subsidiaries, together with evidence satisfactory to Bank of the due authorization thereof (except for Guaranties for the UK Subsidiaries, as addressed in Section 4.3, below).

          (i) SECURITY AGREEMENT. Security agreements, chattel mortgages, assignments, or other similar agreements, documents, or instruments dated the Closing Date, executed and delivered by the appropriate Companies, as debtors, to Bank, as secured party, creating the Security Interests in and to all of the Collateral other than the Real Estate, as security for full payment and performance of the Obligations (except for security agreements signed by the UK Subsidiaries, as addressed in Section 4.3, below).

          (j) FINANCING STATEMENTS. Financing statements executed and delivered by the appropriate Company or Companies, as debtor or debtors, and Bank, as secured party covering all of the Collateral.

          (k) STOCK CERTIFICATES; PURPOSE STATEMENT; AND SECRETARY CERTIFICATES. Stock certificates evidencing all of the Shares, together with: (i) Blank stock powers covering the Shares executed by the appropriate Company or Companies with the signature guaranteed by a national bank or member of the New York Stock Exchange; (ii) Regulation U Purpose Statements (Federal Reserve Board Form U-1), duly executed by the appropriate Company or Companies with respect to the Shares; and (iii) certificates of the Secretary of each Company owning any of the Shares and each corporate issuer of any of the Shares (a "Pledged Company"), dated the Closing Date, certifying, with respect to the capital stock of each Pledged Company, the number of authorized shares, the number of shares issued and outstanding, the number of shares owned by each Company, and the percentage of the issued and outstanding shares owned by each Company and further certifying that there are no outstanding contracts, instruments, documents, or agreements binding upon such Pledged Company granting to any Person or groups of Persons any right to purchase or acquire shares of the capital stock of such Pledged Company and that the stockholders of such Pledged Company are not entitled to any preemptive rights with respect to the issuance of any capital stock of such Pledged Company.

          (l) PRIORITY. Evidence that the Security Interests are first and prior and there are no other superior, equal, or inferior Liens except the Permitted Liens.

          (m) PERMITTED LIEN ESTOPPEL CERTIFICATES. A certificate from the holder of each of the Liens in existence on Closing Date covering all or any portion of the Collateral stating: (i) The unpaid principal balance of the Indebtedness secured thereby; (ii) that no default has occurred (nor has any event occurred which, with notice or the passage of time or both, could cause a default) and is continuing under or pursuant to the instrument or instruments creating such Lien or evidencing the Indebtedness secured thereby; and (iii) that it will give Bank notice of any such default by the Company or Companies involved or whose assets are obligated under such instrument or instruments and a period of ten days thereafter (or a reasonable period if the default cannot be cured in ten days) to cure such default.

          (n) LEASE ESTOPPEL AND SUBORDINATION AGREEMENTS. Estoppel and subordination agreements, in recordable form, executed and acknowledged by the lessor and/or lessee under each Lease which is part of the Collateral,
     (i) stating that (A) the subject Lease is in full force and effect and that the Company or Companies involved are not in default (nor has any event occurred which, with notice or lapse of time or both, would cause a default) thereunder, and (B) that it will give Bank notice of any such default by the Company or Companies involved or whose property is obligated under such instrument or instruments and a period of ten days thereafter (or a reasonable period if the default cannot be cured in ten days) to cure such default, and (ii) consenting (if consent is necessary) to the Security Interests and agreeing to recognize Bank or any other purchaser at foreclosure as lessor and/or lessee, as the case may be, upon any foreclosure of the Security Interests.

          (o) AFFILIATE OBLIGATION SUBORDINATION AGREEMENTS. Subordination agreements executed by the appropriate Subsidiary and by Borrower with respect to, and subordinating to the Obligations, any and all Affiliate Obligations existing on the Closing Date.

          (p) INSURANCE. Evidence that the Collateral is fully insured in such amounts, against such risks, and with such insurers as may be satisfactory to Bank, with loss payable to Bank for the use and benefit of Bank, together with the policies or certificates evidencing such insurance.

          (q) OTHER DOCUMENTS. Such other documents, opinions, certificates, and evidences as Bank may request.

     SECTION 4.2 EACH ADVANCE. In addition to the conditions precedent stated elsewhere herein, Bank will not be obligated to make any Advance unless:

          (a) REPRESENTATIONS. The representations and warranties made in Article Three are true and correct at and as of the time the Advance is to be made, and the request for an Advance shall constitute the representation and warranty by Borrower that such representations and warranties are true and correct at such time.

          (b) NO DEFAULT. On the date of the Advance, no Default, and no event which, with the lapse of time or notice or both, could become a Default, has occurred and is continuing.

          (c) AVAILABILITY OF COMMITMENT UNDER LINE OF CREDIT. The sum of (i) the Principal LOC Debt, plus (ii) the amount of the requested Advance under the Line of Credit is equal to or less than the LOC Committed Sum.

          (d) AVAILABILITY OF COMMITMENT UNDER TERM LOAN. The sum of the Principal Term Debt, plus the amount of the requested Advance under the Term Loan is equal to or less than the Term Committed Sum, and such request is made during the Term Loan Drawdown Period.

          (e) APPLICATION FOR ADVANCE. Borrower either (a) delivers to Bank a written application therefor, or (b) contacts Bank by telephone concerning its application, to be confirmed in writing within three (3) Business Days thereafter.

          (f) SUBSIDIARIES. Except as otherwise specifically provided herein, each Subsidiary shall have executed a Guaranty and security agreements covering the Collateral, financing agreements, and such other documents as may be requested by the Bank.

          (g) CERTIFICATION. A certificate signed by the President or principal financial officer of Borrower that the Borrower and the Subsidiaries are in full compliance with the terms, provisions, and conditions of the Loan Papers.

          (h) ADDITIONAL EVIDENCE. If requested by Bank, the Borrower shall have delivered to Bank evidence satisfactory to Bank substantiating any of the matters contained in Articles One through Three or this Article Four which are necessary to enable Borrower to qualify for such Advance.

     SECTION 4.3. UK SUBSIDIARIES. In addition to the conditions precedent stated elsewhere herein, Bank will not be obligated to make any Advance after the initial Advance under the Term Loan unless the Bank and the Companies agree to the specific collateral to be granted to the Bank and the covenants to be applicable to the UK Subsidiaries, which agreement and any other related documentation shall be agreed to in writing by the parties on or before June 23, 2000.

                                  ARTICLE FIVE
                              AFFIRMATIVE COVENANTS

     So long as Bank is committed to make Advances hereunder and thereafter until payment and performance in full of the Obligations, unless Borrower receives prior written approval of a deviation from Bank, Borrower covenants and agrees with Bank that it will:

     SECTION 5.1 ANNUAL FINANCIAL STATEMENTS OF BORROWER. Deliver to Bank, within 120 days after the last day of each fiscal year of Borrower (a) Financial Statements showing the consolidated and consolidating financial conditions and results of operations of Borrower and its consolidated

Subsidiaries as of, and for the year ended on, such last day; (b) accompanied by the opinion of a firm of independent certified public accountants acceptable to Bank, based on an audit using generally accepted auditing standards, that the consolidated Financial Statements were prepared in accordance with GAAP and present fairly the financial condition and results of operations of Borrower and its consolidated Subsidiaries; and (c) the certificate of the President or principal financial officer of Borrower that all of such Financial Statements were prepared in accordance with GAAP and represent fairly the consolidated and consolidating financial conditions and results of operations of Borrower and its consolidated Subsidiaries, and that the Borrower and the Subsidiaries are in full compliance with the terms, provisions and conditions of the Loan Papers.

     SECTION 5.2 QUARTERLY FINANCIAL STATEMENTS OF BORROWER. Deliver to Bank, within 45 days after the last day of each quarter of each fiscal year, (a) Financial Statements showing the consolidated and consolidating financial conditions and results of operations of Borrower and its consolidated Subsidiaries as of, and for the period from the beginning of the current fiscal year to, such last day, and (b) a certificate executed by the President or principal financial officer of Borrower, certifying that such Financial Statements present fairly the consolidated financial conditions and results of operations of Borrower and its consolidated Subsidiaries, that the Borrower and the Subsidiaries are in full compliance with all the terms, provisions, and conditions of the Loan Papers, and certifying that such Financial Statements were prepared in accordance with GAAP, and further certifying that the Borrower is in full compliance with Sections 6.5, 6.6, 6.7, and 6.8 of this Agreement, and all the other terms, provisions, and conditions of the Loan Papers.

     SECTION 5.3 MONTHLY FINANCIAL STATEMENTS OF BORROWER. Deliver to Bank, within 30 days after the last day of each month of each fiscal year, (a) balance sheet and income statements showing the consolidated and consolidating financial conditions and results of operations of Borrower and its consolidated Subsidiaries as of, and for the period from the beginning of the current fiscal year to, such last day, and (b) a certificate executed by the President or principal financial officer of Borrower, certifying that such balance sheet and income statements present fairly the consolidated financial conditions and results of operations of Borrower and its consolidated Subsidiaries, that the Borrower and the Subsidiaries are in full compliance with all the terms, provisions, and conditions of the Loan Papers, and certifying that such balance sheet and income statements were prepared in accordance with GAAP.

     SECTION 5.4 OTHER REPORTS. Promptly upon their becoming available, deliver to Bank a copy of (a) prior to the end of any fiscal year of Borrower, deliver to Bank the projections of Borrower and its Subsidiaries for the upcoming fiscal year, which shall include a capital expenditure budget which shall be subject to the prior approval of the Bank (b) each financial statement, report, and notice of proxy statement sent by Borrower or any Subsidiary to stockholders generally,
(c) each regular or periodic report and any registration statement, prospectus or written communication in respect thereof filed by Borrower or any Subsidiary with, or received by any Person in connection therewith from, any securities exchange or with the Securities and Exchange Commission or any successor agency,
(d) any other reports to or by Borrower or any Subsidiary pursuant to ERISA, the

Code or otherwise, and (e) any other information pertinent to any covenant, provision, or condition hereof, or to any matter in connection with the business of Borrower or any Subsidiary, at all reasonable times as often as the Bank may reasonably request.

     SECTION 5.5 NOTICE OF LITIGATION OR CHANGES IN FACT. Promptly notify Bank of (a) the existence and status of any Litigation against Borrower or any Subsidiary which has resulted in, or might result in, a Material Adverse Effect, and (b) any change in any material fact or circumstance represented or warranted in any of the Loan Papers.

     SECTION 5.6 TAXES. Duly pay and discharge, and cause the Subsidiaries to pay and discharge, all its respective Taxes, assessments, and governmental charges prior to the date on which penalties will attach thereto.

     SECTION 5.7 PAYMENT OF DEBTS. Pay, and cause the Subsidiaries to pay, all of its respective material Indebtedness prior to the date on which penalties attach thereto (except to the extent and so long as the payment thereof is being properly contested in good faith by appropriate proceedings and adequate reserves have been established therefor) .

     SECTION 5.8 MAINTENANCE OF CORPORATE EXISTENCE, ASSETS, BUSINESS. Maintain, and cause the Subsidiaries to maintain, (a) at all times its corporate existence and authority to transact business and good standing in its jurisdiction of incorporation and all other jurisdictions where the same may be necessary, (b) in full force and effect all Rights, leases, agreements, government clearances or certificates and all other licenses or rights necessary to comply with all Laws and other provisions applicable to the business of Borrower and its Subsidiaries, and (c) the assets used in their respective businesses in good repair, working order, and condition and make such proper repairs, renewals, and replacements as may be reasonably required.

     SECTION 5.9 INSURANCE. Maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its and its Subsidiaries' properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of businesses engaged in the same or a similar business or having similar properties similarly situated with such deviations therefrom as may be agreed upon by Bank.

     SECTION 5.10 DEPOSIT BALANCES. Maintain at Bank all material operating and investment accounts of Borrower and the Subsidiaries, including treasury management services.

     SECTION 5.11 COMPLIANCE WITH ERISA. Comply, and shall cause each Subsidiary to comply, when required, with ERISA, and (a) at all times make prompt payment or contributions to meet the minimum funding standards set forth in ERISA, with respect to any Plan; (b) notify the Bank immediately of any fact, including but not limited to, any Reportable Event arising in connection with any Plan which might constitute grounds for the termination thereof by the PBGC or for the appointment by a Tribunal of a trustee to administer the Plan; and
(c) furnish to the Bank upon such request such additional information concerning any Plan as Bank may reasonably request.

     SECTION 5.12 PROCEEDS OF ADVANCES. Use the proceeds of all Advances for proper corporate purposes and as represented and warranted herein.

     SECTION 5.13 COMPLIANCE WITH LOAN PAPERS. Promptly and fully perform, and cause the Subsidiaries to promptly and fully perform, all of the obligations of the Companies under the Loan Papers and refrain from doing any act or acts that would violate any covenant under the Loan Papers.

     SECTION 5.14 INCUMBENCY. From time to time, at the request of Bank, certify to Bank, and cause the Subsidiaries to certify to Bank, the names, signatures, and positions of all persons authorized to execute and deliver any of the Loan Papers.

     SECTION 5.15 EXPENSES OF BANK. Promptly pay, and cause the Subsidiaries to promptly pay, all reasonable costs, fees, and expenses paid or incurred by Bank incident to any of the Loan Papers (including the reasonable fees and expenses of counsel for Bank in connection with the negotiation, preparation, and execution hereof and any amendment hereto and the making of the Line of Credit, Term Loan, or any Advance) or to the enforcement of the obligations of any of the Companies or the exercise of any Rights (including, but not limited to, reasonable attorneys' fees and court costs), all of which shall be and become a part of the Obligations.

     SECTION 5.16 ADDITIONAL GUARANTIES. Cause each Subsidiary hereinafter formed or acquired to duly execute and deliver to Bank a Guaranty, unconditionally guaranteeing full payment and complete performance of the Obligations (except for the UK Subsidiaries, which is discussed in Section 4.3, above).

     SECTION 5.17 ADDITIONAL AFFILIATE SUBORDINATION AGREEMENTS. Simultaneously with the creation of any and all future Affiliate obligations, cause to be executed and delivered to Bank a subordination agreement by the appropriate Subsidiary and/or with respect to such Affiliate Obligation.

     SECTION 5.18 NOTICE BEFORE MOVING WITH RESPECT TO COLLATERAL; NAME CHANGE. Notify Bank at least ten (10) days prior to any intended move of any of the Collateral (or any of the books or records with respect thereto) to any other state, commonwealth, territory, possession, county, parish, or foreign country, or the name change of Borrower or any Subsidiary.

     SECTION 5.19 MAINTENANCE OF PRIORITY OF SECURITY INTERESTS. Perform all such acts as Bank may reasonably request in order to enable Bank to report, file, and record every instrument that Bank may deem necessary to perfect and maintain the Security Interests in favor of Bank and preserve and protect the Rights of Bank.

     SECTION 5.20 INSPECTION. Keep, and cause each Subsidiary to keep, in accordance with GAAP, proper and complete books, records, and accounts. Borrower and its Subsidiaries shall permit any representatives of Bank to visit and inspect any of the properties of Borrower and its Subsidiaries, to examine all books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss the affairs, finances and accounts with their respective officers, employees and auditors (and by this provision Borrower and its Subsidiaries authorize said auditors to discuss with Bank representatives the finances and affairs of Borrower and its Subsidiaries) at all such reasonable times and as often as may be reasonably requested.

     SECTION 5.21 INFORMATION AND OTHER DOCUMENTS. Promptly deliver to Bank such information (not otherwise required to be furnished herein) respecting the business affairs, assets, and liabilities of Borrower and its Subsidiaries, and such opinions, certifications, and documents, in addition to those herein mentioned, as Bank may reasonably request.

                                   ARTICLE SIX
                               NEGATIVE COVENANTS

     So long as Bank is committed to make Advances hereunder, and thereafter until payment and performance in full of the Obligations, Borrower and Subsidiaries covenant that, unless the Bank shall otherwise consent in writing:

     SECTION 6.1 INDEBTEDNESS. Borrower shall not, nor shall it permit any Subsidiary to, create or suffer to exist any direct, indirect, fixed, or contingent liability for, or incur, any Indebtedness, except (a) the Obligations, (b) the Existing Indebtedness, (c) Indebtedness secured by Permitted Liens, (d) Indebtedness in the ordinary course of business except for borrowed money and (e) Indebtedness between Borrower and/or Subsidiaries specifically in connection with the Meadow Farms acquisition in an amount not to exceed $27,000,000.00.

     SECTION 6.2 PREPAYMENTS OF OTHER DEBTS. Borrower shall not, nor shall it permit any Subsidiary to, make any voluntary prepayment on the principal of any Indebtedness for borrowed money other than the Obligations, whether subordinate to the Obligations or not.

     SECTION 6.3 LIENS. Borrower shall not, nor shall it permit any Subsidiary to, create, or suffer to be created or to exist any Lien upon its property or assets, except the Permitted Liens, nor shall any Company enter into an agreement with any other Person which prohibits such Company from incurring any Liens upon any of its property or assets.

     SECTION 6.4 SALES OF ASSETS. Except as otherwise provided below, Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, sell, lease, transfer, abandon or otherwise dispose of (a) any of its assets other than sales and dispositions in the ordinary course of business for a fair and adequate consideration, or (b) any of the Collateral other than sales in the ordinary course of business for a fair and adequate consideration.

     SECTION 6.5 CASH FLOW LEVERAGE RATIO. Borrower shall not permit its Cash Flow Leverage Ratio to be more than 3.75 to 1.0 as of the end of any fiscal quarter or as of the date of any Advance hereunder.

     SECTION 6.6 TOTAL INTEREST EXPENSE COVERAGE. Borrower shall not permit its Total Interest Expense Coverage to be less than 3.0 to 1.0 as of the end of any fiscal quarter or as of the date of any Advance hereunder.

     SECTION 6.7 FIXED CHARGES COVERAGE RATIO. Borrower shall not permit its Fixed Charges Coverage Ratio as of the end of any fiscal quarter or as of the date of any Advance hereunder to be less than (a) 1.10 to 1.0 from the Closing Date to December 31, 2000, (b) 1.15 to 1.0 from January 1, 2001 to December 31, 2001, (c) 1.15 to 1.0 from January 1, 2002 to December 31, 2002, (d) 1.20 to 1.0 from January 1, 2003 to December 31, 2003, or (e) 1.25 to 1.0 on and after January 1, 2004.

     SECTION 6.8 NET WORTH. Borrower shall not permit the consolidated Net Worth of Borrower and is Subsidiaries to be at any time less than $55,000,000 plus (a) seventy-five percent (75%) of all Net Income after March 31, 2000, (b) the aggregate amount of any Equity Offerings after the date of this Agreement, and
(c) the aggregate amount of all Net Worth acquired by any Company after the date of this Agreement.

     SECTION 6.9 MERGER AND CONSOLIDATION. Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, acquire all or any substantial portion of the property, assets, or stock of, or interest in, any Person, or merge or consolidate with any Person, except that any corporation may be consolidated with or merged into Borrower if (i) Borrower is the surviving corporation, and (ii) immediately after giving effect to such transaction, no condition or event shall exist which constitutes a Default.

     SECTION 6.10 DIVIDENDS. Borrower shall not declare or pay any dividend on any class of the capital stock of Borrower now or hereafter outstanding, or make any distribution of cash or property to holders of any shares of such stock.

     SECTION 6.11 BUSINESS. Neither Borrower nor any Subsidiary shall engage, directly or through other Persons, in any business other than the business now carried on, and other businesses directly related thereto.

     SECTION 6.12 LOANS, ADVANCES AND INVESTMENTS. Borrower shall not, nor shall it permit any Subsidiary to, purchase or hold beneficially stock or other securities or evidence of Indebtedness of, or make or permit to exist any loans or advances to, or make any investments or acquire any interest whatsoever in, any Person except (i) investments in direct obligations of the United States of America, certificates of deposit issued by Bank or a banking association having a capitalization of at least One Hundred Million Dollars ($100,000,000), or commercial paper rated P-1 or better by Standard and Poors; (ii) investments in readily marketable direct obligations of the United States of America; and (iii) corporate debt instruments rated B or better by Moody's.

     SECTION 6.13 ERISA. Borrower shall not, nor shall it permit any Subsidiary to, permit (i) the funding requirements of ERISA with respect to any Plan ever to be less than the minimum required by ERISA or the regulations thereunder, or
(ii) any Plan ever to be subject to involuntary termination proceedings.

     SECTION 6.14 FISCAL YEAR; ACCOUNTING METHOD. Borrower shall not, nor shall it permit any Subsidiary to, change its fiscal year or change its method of accounting, unless such change is required by GAAP or for a Subsidiary to elect to change to the fiscal year of the Borrower.

     SECTION 6.15 TRANSACTIONS WITH AFFILIATES. Borrower shall not, nor shall it permit any Subsidiary to, enter into any transaction with any Affiliate except in the ordinary course of Borrower's or such Subsidiary's business and on fair and reasonable terms no less favorable to Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     SECTION 6.16 CONTINGENT LIABILITIES. None of the Companies will, directly or indirectly, endorse, guarantee, or otherwise become surety for, or contingently liable upon, the obligations of any Person, except to the extent expressly provided for herein.

     SECTION 6.17 CAPITAL EXPENDITURES. The Companies will not, directly or indirectly, make expenditures for plant, equipment, or other fixed or capital assets in excess of the amounts which have been stated in the projections provided to the Bank for the current or upcoming fiscal year, as applicable, in accordance with Section 5.4, for such period, which amounts have been approved in writing in advance by the Bank.

     SECTION 6.18 PERMITTED LEASE OBLIGATIONS. None of the Companies will, directly or indirectly, enter into, assume, or otherwise obligate itself for the performance of the obligations of the lessee or tenant under any lease or sublease of property except the Permitted Lease Obligations.

     SECTION 6.19 INSIDER COMPENSATION. None of the Companies will, directly or indirectly, pay excessive or unreasonably salaries, bonuses, commissions, consultant fees or other compensation.

     SECTION 6.20 REDEMPTION OF STOCK. None of the Companies will, directly or indirectly, purchase, redeem, or otherwise acquire for value or retire any shares of capital stock issued by Borrower or any Company which is not a wholly-owned Subsidiary.

     SECTION 6.21 PAYMENT OF WITHHOLDING TAXES. None of the Companies will, directly or indirectly, use any portion of the proceeds of the Line of Credit to pay the wages of employees unless a portion of the proceeds or other funds are also used to make timely payment to or deposit with the United States of all amounts of tax required to be deducted and withheld with respect to such wages by the Borrower under Subtitle C of the Code.

     SECTION 6.22 LOCATION WITH RESPECT TO COLLATERAL. None of the Companies will, directly or indirectly, move or permit any of the Collateral (or books or records with respect to the Collateral) to be moved from its present location, except as otherwise allowed herein.

     SECTION 6.23 SALES AND LEASEBACKS. Borrower will not sell, transfer, or otherwise dispose of, nor will it permit any Subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any person and thereafter directly or indirectly lease back the same or similar property.

     SECTION 6.24 CHANGE IN OWNERSHIP OR MANAGEMENT. The Borrower will not issue or sell any Shares if immediately thereafter, the Borrower's shareholders would be materially different than the Borrower's shareholders on the date hereof.

     SECTION 6.25 ASSIGNMENT. The Companies will not, directly or indirectly, assign or transfer, or attempt to do so, any of their rights, powers, duties, or obligations under any of the Loan Papers.

     SECTION 6.26 DEVIATION FROM LOAN PAPERS. The Companies will not, directly or indirectly, permit, or act in any manner that could cause, a violation of or deviation from any of the terms, conditions, covenants, or obligations under the Loan Papers.

                                  ARTICLE SEVEN
                                     DEFAULT

     The term "Default," as used herein, means the occurrence of any one or more of the following events (including the passage of time, if any, specified therefor) provided that if any such event occurs and Bank subsequently agrees in writing that it will not exercise any remedies hereunder as a result thereof, the occurrence of such event shall no longer be deemed a "Default" hereunder insofar as the state of facts giving rise to such event is concerned, but the same shall not operate as or be deemed to be a waiver with respect to any identical or similar state of facts which occurs thereafter:

     SECTION 7.1 PAYMENT OF OBLIGATIONS. The failure or refusal of Borrower to pay principal of or interest on the Obligations, or any part thereof, within five (5) days of when it becomes due in accordance with the terms of the Loan Papers.

     SECTION 7.2. DEFAULT ON COVENANTS. The failure or refusal of Borrower to punctually and properly perform, observe, and comply with the terms of Sections 6.1, 6.2, 6.3, 6.4 or 6.9 of this Agreement.

     SECTION 7.3 OTHER COVENANTS. The failure or refusal of Borrower to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in any of the Loan Papers (other than as described in Sections 7.1 and 7.2, above) and such failure or refusal continues for a period of thirty days after Borrower has or, with the exercise of reasonable investigation, should have, notice thereof; provided, however, that such grace period shall not apply, and a Default shall be deemed to have occurred and to exist immediately if such failure or neglect may not, in Bank's reasonable determination, be cured by Borrower during such thirty (30) day grace period.

     SECTION 7.4 VOLUNTARY DEBTOR RELIEF. Borrower shall (a) execute an assignment for the benefit of creditors, or (b) admit in writing its inability to pay its debts generally as they become due, or (c) voluntarily seek the benefit or benefits of any Debtor Relief Law or become a party to any proceeding provided for by any Debtor Relief Law that could suspend or otherwise affect any of the Rights of the Bank granted in the Loan Papers.

     SECTION 7.5 INVOLUNTARY PROCEEDINGS. Borrower shall involuntarily (a) have an order, judgment, or decree entered against it by any Tribunal pursuant to any Debtor Relief Law that could suspend or otherwise affect any of the Rights granted to Bank in any of the Loan Papers, and such order, judgment, or decree is not permanently stayed or reversed within 30 days after the entry thereof, or
(b) have a petition filed against it seeking the benefit or benefits provided for by any Debtor Relief Law that would suspend or otherwise affect any of the Rights granted to Bank in any of the Loan Papers, and such petition is not discharged within 30 days after the filing thereof.

     SECTION 7.6 ACCELERATION OF OTHER DEBT. The acceleration, by the holder thereof, of the maturity of any Indebtedness owed by Borrower.

     SECTION 7.7 UNDISCHARGED FINAL JUDGMENTS. The entry of a final judgment or final judgments against Borrower or any Subsidiary for the payment of money in an amount which, in the aggregate, could have a Material Adverse Effect, and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed.

     SECTION 7.8 ATTACHMENT. The failure to have discharged within a period of 30 days after the commencement thereof any attachment, sequestration, or similar proceeding against any of the assets of any of the Companies.

     SECTION 7.9 ANTITRUST PROCEEDINGS. A petition or complaint is filed before or by any Tribunal, including, but not limited to, the Federal Trade Commission or the United States Justice Department, seeking to cause any Company to divest a significant portion of its assets or any of its

Subsidiaries pursuant to any antitrust, restraint of trade, unfair competition, or similar Laws, and such petition or complaint is not dismissed or discharged within 30 days of the filing thereof.

     SECTION 7.10 OTHER AGREEMENTS. The occurrence of a default under any other material financial or loan agreement to which any of the Companies is a party or by which it or any of its assets is bound.

     SECTION 7.11 IMPAIRMENT OF COLLATERAL OR ABILITY TO PAY. The discovery by Bank of information that the prospect of payment or performance of the Obligations is materially impaired, or that the value of the Collateral has or will be materially decreased and the situation giving rise thereto is not corrected to the satisfaction of Bank within 20 days after notice thereof, from Bank to Borrower.

     SECTION 7.12 MISREPRESENTATION. The discovery by Bank that any statement, representation, or warranty in the Loan Papers or in any writing ever delivered to Bank pursuant to the Loan Papers, is false, misleading, or erroneous in any material respect.

     SECTION 7.13 ERISA. Any Reportable Event which Bank reasonably determines could have a Material Adverse Effect on the business or condition, financial or otherwise, of Borrower, shall have occurred and shall be continuing seventy-five
(75) days after written notice of such determination shall have been given by Bank to Borrower, or any Plan the termination of which Bank reasonably determines could have a Material Adverse Effect on the business or condition, financial or otherwise, of Borrower, shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan, or the PBGC shall institute proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan.

                                  ARTICLE EIGHT
                                 RIGHTS OF BANK

     SECTION 8.1 REMEDIES UPON DEFAULT. Should a Default occur and be continuing, Bank may, at its election, do any one or more of the following:

          (a) ACCELERATION. Declare the entire unpaid balance of the Obligation and all other Indebtedness of Borrower to Bank, or any part thereof, immediately due and payable, whereupon it shall be due and payable.

          (b)  TERMINATION. Terminate the Bank's commitment to lend hereunder.

          (c)  JUDGMENT. Reduce any claim to judgment.

          (d) FORECLOSURE. Request Bank to take, and it shall take, such steps as the Bank may deem appropriate to foreclose or otherwise enforce the Security Interests and all Liens granted to Bank to secure payment and performance of the Obligation.

          (e) RIGHTS. Exercise any and all Rights afforded by the Laws of the State of Colorado or any other jurisdiction as Bank shall deem appropriate, including, but not limited to, the Uniform Commercial Code of Colorado or of such other jurisdiction, or by any of the Loan Papers, or by Law or equity, or otherwise.

     SECTION 8.2 CUMULATIVE RIGHTS. All Rights available to Bank under the Loan Papers shall be cumulative of and in addition to all other Rights granted to Bank at Law or in equity, whether or not the Obligations are due and payable and whether or not Bank shall have instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

     SECTION 8.3 APPLICATION OF PROCEEDS. Any expenses incurred by Bank pursuant to the exercise of any Right provided herein shall become part of the Obligations and shall bear interest at the Default Rate from the date spent until the date repaid by Borrower.

     SECTION 8.4 PERFORMANCE BY BANK. Should any covenant, duty, or agreement of any of the Companies fail to be performed in accordance with the terms of the Loan Papers, Bank may, at its option, perform, or attempt to perform, such covenant, duty, or agreement on behalf of any of the Companies. In such event, Borrower shall, at the request of Bank, promptly pay any amount expended by Bank in such performance or attempted performance to Bank at Bank's Principal Office, together with interest thereon at the highest lawful rate from the date of such expenditure by Bank until paid. Notwithstanding the foregoing, it is expressly understood that Bank does not assume and shall never have, except by express written consent of Bank, any liability or responsibility for the performance of any duties of any of the Companies hereunder, or under, or in connection with all or any part of the Collateral.

     SECTION 8.5 DIMINUTION IN COLLATERAL VALUE. Bank does not assume, and shall never have any liability or responsibility for, any loss or diminution in the value of the Collateral or any part thereof.

     SECTION 8.6 BANK NOT IN CONTROL. None of the covenants or other provisions contained in this agreement shall, or shall be deemed to, give Bank the Rights or power to exercise control over the affairs and/or management of any of the Companies, the power of Bank being limited to the Right to exercise the remedies provided in the other subsections of this Article; provided that, if Bank becomes the owner of any stock of any Person, whether through foreclosure or otherwise, Bank shall be entitled to exercise such legal Rights as it may have by being a shareholder of such Person.

     SECTION 8.7 WAIVERS. The acceptance by Bank at any time and from time to time of part payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Bank of any Default shall be deemed to be a waiver of any other then existing or subsequent Default. No delay or omission by Bank in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

     SECTION 8.8 APPLICATION OF PROCEEDS. Any and all proceeds ever received by Bank from any disposition of the Collateral, or any part thereof, or the exercise of any other Right pursuant to the Loan Papers shall be applied by Bank to the Obligations in the order and manner set forth in Section 2.4(c), notwithstanding any instructions to the contrary by any of the Companies; provided that Borrower shall remain liable to Bank for the deficiency.

                                  ARTICLE NINE
                                 MISCELLANEOUS

     SECTION 9.1 NOTICES. Whenever this agreement requires or permits any consent, approval, notice, request, or demand from one party to another, the consent, approval, notice, request, or demand must be in writing to be effective and shall be deemed to have been given (a) when received, when sent by facsimile at the facsimile numbers provided by the parties from time to time, with a copy immediately being sent in the method described in subsection (b), and (b) on the third Business Day after it is enclosed in an envelope, addressed to the party to be notified at the address stated below (or at such other address as may have been designated by written notice), properly stamped, sealed, and deposited in the United States mail. The address of each party for the purposes hereof is as follows:

     BORROWER:                Horizon Organic Holding Corporation
                              6311 Horizon Lane
                              Longmont, CO  80503

     with a copy to:          Michael Sabian, Esq.
                              Shughart Thomson & Kilroy
                              1050 Seventeenth Street, Suite 2350
                              Denver, CO 80265

     GUARANTORS:              Horizon Organic Dairy, Inc.
                              6311 Horizon Lane
                              Longmont, CO  80503

                              Horizon Organic Dairy, Maryland Farm, Inc.
                              6311 Horizon Lane
                              Longmont, CO  80503

                              Horizon Organic Dairy, Idaho Farm, Inc.
                              6311 Horizon Lane
                              Longmont, CO  80503

                              Horizon Organic Dairy, California Farm, Inc.
                              6311 Horizon Lane
                              Longmont, CO  80503

                              Horizon Organic International, Inc.
                              6311 Horizon Lane
                              Longmont, CO  80503

                              Horizon Organic Dairy, Ltd.
                              6311 Horizon Lane
                              Longmont, CO  80503

     BANK:                    US Bank National Association
                              1600 28th Street
                              Boulder, CO 80301-1017
                              Attn: David P. Bruni, Vice President

     with a copy to:          Deborah M. Kelly, Esq.
                              Chrisman, Bynum & Johnson, P.C.
                              1900 Fifteenth Street
                              Boulder, CO 80302

     SECTION 9.2 GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL. The Loan Papers are being executed and delivered, and are intended to be performed, in the State of Colorado, and the substantive Laws of such state shall govern the validity, construction, enforcement, and interpretation of the Loan Papers, unless otherwise specified therein. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in either the District Court of the City and County of Denver, Colorado, or the United States District Court, District of Colorado. EACH OF THE BORROWER, SUBSIDIARIES, AND THE BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 9.3 MAXIMUM INTEREST RATE. Regardless of any provision contained in any of the Loan Papers, Bank shall never be entitled to receive, collect, or apply, as interest on the Obligations, any amount in excess of the maximum amount of interest permitted to be charged by applicable Law, and, in the event Bank ever receive, collect, or apply as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the Total Principal Debt is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Companies and Bank shall, to the maximum extent permitted under applicable Law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest is uniform throughout the entire term of the Obligations.

     SECTION 9.4 SEVERABILITY. If any provision of any of the Loan Papers is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of such Loan Paper a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     SECTION 9.5 SURVIVAL. Except as specifically provided herein, all representations, warranties, covenants and agreements of Borrower contained herein shall continue in full force and effect so long as any part of the Obligations remains unpaid and, except as otherwise indicated, shall not be affected by any investigation made by any party.

     SECTION 9.6 FURTHER ASSURANCES. Borrower agrees that at any time and from time to time, upon the written request Bank, it will execute and deliver such further documents and do such further acts and things Bank may reasonably request in order to fully effect the purpose of this agreement and the other Loan Papers and to provide for the payment of the principal and interest on the Obligations in accordance with the terms and provisions of the Loan Papers.

     SECTION 9.7 COUNTERPARTS. This agreement has been executed in a number of identical counterparts, each of which, for all purposes, is to be deemed an original, and all of which constitute, collectively, one agreement, but, in making proof of this agreement, it shall not be necessary to produce or account for more than one such counterpart.

     SECTION 9.8 ENTIRE AGREEMENT. This instrument embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof (except documents, agreements and instruments delivered or to be delivered in accordance with the express terms hereof).

     SECTION 9.9 SUCCESSORS AND ASSIGNS.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that none of the Borrower, Guarantors, or any other Subsidiary, may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Bank.

     (b) The Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its LOC Committed Sum and/or the Term Loan Committed Sum or any or all of its Obligations, with (and subject to) the written consent of the Borrower, which consents shall not be unreasonably withheld; PROVIDED that if a Participant is an affiliate of such grantor Bank or is another bank, no such consent shall be required. In the event of any such grant by Bank of a participating interest to a Participant, Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Subsidiaries shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations under this Agreement. Any agreement pursuant to which Bank may grant such a participating interest shall provide that Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and the Subsidiaries hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that Bank will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of this Agreement with respect to its participating interest. An assignment or transfer which is not permitted by subsection (c) or (d) below but which is consented to in accordance with this subsection (b) shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection
(b).

     (c) Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement (herein so called) in substantially the form of EXHIBIT "M" hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower, which consent shall not be unreasonably withheld; PROVIDED that (i) if an Assignee is an affiliate of such transferor Bank or is another bank, no such consent shall be required; (ii) such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Notes subject to a LIBOR Rate or a Fixed Rate; and (iii) any assignment shall not be less than $5,000,000, or if less, shall constitute an assignment of all of such Bank's rights and obligations under this Agreement and the Notes except for any rights retained in accordance with clause (ii) of this proviso. Upon execution and delivery of such instrument and payment by such Assignee to such transferor

Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be deemed an Assignor-bank with a LOC Committed Amount and/or Term Loan Committed Amount as set forth in such Assumption Agreement, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent, and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes. Upon the request of Bank, and Borrower and the Subsidiaries agree to provide any information requested by any Assignee or potential Assignee hereunder, and to comply with any due diligence or meeting requests made by such Assignee or potential Assignee.

     (d) Bank or any Assignee may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of Bank's rights shall be entitled to receive any greater payment under this Agreement than Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent.

     SECTION 9.10 EXISTING CREDIT AGREEMENTS. The Borrower, the Subsidiaries and Bank agree that the "Revolving Loan Commitments" as defined in the Existing Credit Agreements shall be replaced in their entirety on the Closing Date with the LOC Committed Sum and Term Loan Committed Sum as described in this Agreement. All existing Obligations will be included in amounts deemed to be outstanding under the Line of Credit.

     SECTION 9.11 PARTIES BOUND. This agreement shall be binding upon and inure to the benefit of Borrower and Bank and their respective successors and assigns; provided that Borrower may not, without the prior written consent of Bank, assign any rights, powers, duties, or obligations hereunder.

     SECTION 9.12 AMENDMENTS AND WAIVERS. This Agreement may be modified or amended only in writing by an agreement or agreements entered into by Borrower and Bank, and Bank may waive compliance by Borrower with any provision of this Agreement; provided, however, that no such consent, waiver, modification, or amendment shall extend to or affect any obligation not expressly consented to, waived, modified, or amended, or impair any Right consequent on such obligation.

     SECTION 9.13 FORM OF DOCUMENTS. Each agreement, document, instrument, or other writing to be furnished to Bank under any provision of this agreement must be in form and substance satisfactory to Bank and its counsel.

     SECTION 9.14 CONFLICTING PROVISIONS. Borrower shall not be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants herein if such action or omission would result in the breach of any other covenant contained herein.


            [the remainder of this page is left intentionally blank]

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers to be effective as of the date first hereinabove written.


     BORROWER:                          HORIZON ORGANIC HOLDING CORPORATION


                                        By: /s/ Don J. Gaidano
                                           --------------------------------
                                           Don J. Gaidano
                                           Chief Financial Officer

     GUARANTORS:
                                        HORIZON ORGANIC DAIRY, INC.


                                        By: /s/ Don J. Gaidano
                                           --------------------------------
                                           Don J. Gaidano
                                           Chief Financial Officer/Vice
                                           President - Finance


                                        HORIZON ORGANIC DAIRY,
                                        MARYLAND FARM, INC.


                                        By: /s/ Don J. Gaidano
                                           --------------------------------
                                           Don J. Gaidano
                                           Title: Assistant Secretary


                                        HORIZON ORGANIC DAIRY,
                                        IDAHO FARM, INC.


                                        By: /s/ Don J. Gaidano
                                           --------------------------------
                                           Don J. Gaidano
                                           Title: Assistant Secretary


                                        HORIZON ORGANIC DAIRY,
                                        CALIFORNIA FARM, INC.


                                        By: /s/ Don J. Gaidano
                                           --------------------------------
                                           Don J. Gaidano
                                           Chief Financial Officer/Vice
                                           President-Finance

                                        HORIZON ORGANIC DAIRY,
                                        INTERNATIONAL, INC.


                                        By: /s/ Don J. Gaidano
                                           --------------------------------
                                           Don J. Gaidano
                                           Chief Financial Officer/Vice
                                           President-Finance


                                        HORIZON ORGANIC DAIRY, LTD.


                                        By: /s/ Don J. Gaidano
                                           --------------------------------
                                           Don J. Gaidano
                                           Director

     BANK:                              U.S. BANK NATIONAL ASSOCIATION


                                        By: /s/ David P. Bruni
                                           --------------------------------
                                           David P. Bruni, Vice President

                                    EXHIBITS:

Exhibit A                  LOC Note
Exhibit B                  Term Note
Exhibit C                  Existing Indebtedness
Exhibit D                  Form of Guaranty
Exhibit E                  Permitted Liens
Exhibit F                  Notice of Fixed Rate
Exhibit G                  Notice of LIBOR Rate
Exhibit H                  Properties
Exhibit I                  Subsidiaries
Exhibit J                  Material Agreements
Exhibit K                  Opinion of Counsel
Exhibit L                  Environmental
Exhibit M                  Assignment and Assumption Agreement

                                    Exhibit A

                               LINE OF CREDIT NOTE

$25,000,000.00                                                 Boulder, Colorado
                                                                    May 30, 2000

     FOR VALUE RECEIVED, the undersigned Horizon Organic Holding Corporation, a Delaware corporation (hereinafter referred to as "Borrower"), promises to pay to the order of U.S. Bank National Association ("Bank"), at 1600 28th Street, Boulder, Colorado 80301, or at such other place as Bank may designate, in lawful money of the United States of America, the principal sum of Twenty Five Million Dollars ($25,000,000) or so much thereof as may be advanced and be outstanding, together with interest on any and all principal amounts outstanding calculated in accordance with the provisions set forth below. This Note is issued under that certain Amended and Restated Loan and Security Agreement by and among Borrower, Borrower's Subsidiaries, and Bank dated as of May 30, 2000 (as the same may be amended, replaced, restated and/or supplemented from time to time, the "Loan Agreement"). All terms not defined herein shall have the definition given to them in the Loan Agreement.

     Interest on the principal balance hereof from time to time remaining unpaid prior to maturity shall accrue at a varying rate per annum which shall be equal to the lesser of (a) the Highest Lawful Rate or (b) the Base Rate in effect from day to day, calculated each day on the basis of a 360-day year (provided, however, that Borrower may from time to time by telephonic notice which is confirmed in writing in accordance with the terms of the Loan Agreement elect to substitute the LIBOR Rate for the Base Rate). Election of a LIBOR Rate (i) is irrevocable for the duration of the Interest Period elected, and (ii) may not be made for any Interest Period which would extend beyond the LOC Maturity Date.

     If any change in applicable law or in the interpretation or administration thereof by any Tribunal (whether or not having the force of law) shall impose, modify, or deem applicable any reserve requirement of the Board of Governors of the Federal Reserve System, or any Tax, duty, or charge of any character is imposed on any portion of the Principal LOC Debt hereunder subject to a LIBOR Rate, or any other reserve, special deposit, Tax, duty, charge, or similar requirement against assets of, deposits with or for the account of, or credit extended by, Bank, hereof, or shall impose on Bank any other condition affecting this Note or any Principal LOC Debt hereunder subject to a LIBOR Rate and the result of any of the foregoing is to increase the cost to Bank of making or maintaining the Principal LOC Debt hereunder subject to a LIBOR Rate, then Borrower shall pay to Bank on demand as additional interest such additional cost. A certificate of Bank setting forth the basis for the determination of such amount necessary to compensate Bank as aforesaid shall be delivered to Borrower and shall be conclusive as to such determination and such amount, absent manifest error.

     The interest so calculated on this Note shall be due and payable as it accrues on the last day of each calendar month of each year, commencing June 30, 2000, and at maturity; provided, however, that during any Interest Period when a LIBOR Rate is in effect, interest for such Interest Period shall be due and payable with respect to that portion of the Principal LOC Debt subject to the LIBOR Rate on the last day of each calendar month on the last day of such Interest Period. From and after maturity (whether stated, by acceleration, or otherwise) the matured Principal LOC Debt and, to the extent permitted by Law, any accrued interest thereon at maturity, shall, at the option of the holder of the LOC Note, bear interest, payable on demand, at the Default Rate.

     As used herein, "BASE RATE" means the rate charged by banks for commercial loans, whether or not such rate is charged in each instance, and called the "Prime Rate," as published in the "Money Rates" section of the WALL STREET JOURNAL (or if not so published, as determined by Bank by using the average of quotes obtained by Bank from primary national banks located in the United States selected by Bank) from time to time plus the Applicable Margin. "DEFAULT RATE" means eighteen percent (18%) per annum. "HIGHEST LAWFUL RATE" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the Principal LOC Debt under the Laws of the United States and the State of Colorado applicable thereto which are presently in effect or, to the extent allowed by Law under such applicable Laws of the United States and the State of Colorado which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable Laws now allow. "INTEREST PERIOD" means the period of time specified by Borrower in the applicable Notice of LIBOR Rate; provided that (i) the duration of each Interest Period shall be for a period of 1, 2, 3, 6, 9, or 12 months, (ii) any Interest Period which would otherwise end on a day which is not a Business Day, shall be extended to the next succeeding Business Day, unless such next succeeding Business Day falls in the next calendar month, then the Interest Period shall be shorted to the preceding Business Day, and (iii) each Interest Period must begin on a Business Day. "LIBOR RATE" or "LONDON INTERBANK OFFERED RATE" means (a) for any Interest Period, a rate per annum equal to the sum of the rate at which deposits in United States dollars (comparable in amount to the principal debt hereunder to be covered by LIBOR and with a maturity equal to the Interest Period elected therefor) are offered to Bank by leading banks in the London interbank market at approximately 11:00 a.m. London, England, time, on the last day of that Interest Period, or as soon thereafter as is practicable, adjusted for any reserve requirements, if any, which may be imposed by any governmental agency, plus (b) the Applicable Margin. "APPLICABLE MARGIN" means, when the Total Funded Debt Ratio (as in effect as of the most recent quarterly Total Funded Debt Ratio Determination Date) is as set forth below, the percentage set forth opposite such Total Funded Debt Ratio:

Total Funded                             Applicable           Applicable
Debt Ratio                              LIBOR Margin        Base Rate Margin
------------                            ------------        ----------------
Less than 1.25 to 1                         1.65%                 0.0%
Greather than or equal to 1.25 to 1
  but Less than or equal to 2.5 to 1        2.00%                 0.0%
Greater than 2.5 to 1                       2.50%                 0.0%

The Applicable Margin shall be determined quarterly as set forth the Loan Agreement. "BUSINESS DAY" means a day other than a Saturday on which commercial banks are generally open for business in the State of Colorado. "LOC COMMITTED SUM" means Twenty-Five Million and 00/100 Dollars ($25,000,000.00). The LOC Committed Sum shall be reduced by the face amount of any Letters of Credit which have been or are issued hereunder which remain outstanding. "PRINCIPAL LOC DEBT" means the aggregate unpaid principal balance of all Advances made with respect to the Line of

Credit at the time in question, and shall include all outstanding amounts paid under any Letters of Credit.

     Borrower shall have the right to borrow, repay, and reborrow, all or part of the LOC Committed Sum from time to time prior to maturity, provided that the Principal LOC Debt shall never exceed the LOC Committed Amount. Borrower shall be entitled to prepay that portion of the Principal LOC Debt which is not, at the time, subject to a LIBOR Rate, from time to time and at any time, in whole or in part, without penalty, but only if all accrued fees and interest, which are then due and payable, are paid, and only in amounts of One Hundred Thousand Dollars ($100,000.00) or more. Prepayment of principal which is made of a portion of the Principal LOC Debt which is at the time subject to a LIBOR Rate may be prepaid by Borrower at any time, however may be subject to prepayment/breakage fees, if any. Borrower agrees to immediately pay prepayment/breakage fees to Bank upon presentation of such charges. A certificate of Bank setting forth the basis for the determination of such amount necessary to compensate Bank as aforesaid shall be delivered to Borrower and shall be conclusive as to such determination and such amount, absent manifest error.

     In addition to the repayment requirements imposed upon Borrower under the Loan Agreement, if any, together with the agreements referred to therein, the principal amount owing under this Note shall be payable on the LOC Maturity Date. Payments made by Borrower either pursuant the Loan Agreement or as a voluntary prepayment shall be applied as set forth in the Loan Agreement.

     Anything herein or in the Loan Agreement to the contrary notwithstanding, all principal and interest remaining unpaid on the LOC Maturity Date, shall be immediately due and payable.

     Advances hereunder, to the total amount of principal sum stated above, may be made by Bank at the oral or written request of Don J. Gaidano or Charles F. Marcy, who are authorized to request Advances and direct the disposition of any such Advances until written notice of the revocation of such authority is received by Bank at the address designated above. Any such Advances shall be conclusively presumed to have been made to or for the benefit of Borrower when Bank believes in good faith that such requests and directions have been made by authorized persons, or when said Advances are mailed to Borrower or deposited to the credit of the account of Borrower regardless of the fact that persons other than those authorized hereunder may have authority to draw against such account.

     Should any Event of Default occur, as provided for in the Loan Agreement, which shall not have been cured, if a right to cure is provided for therein, then at Bank's option, Bank may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand or notice of dishonor, all of which are expressly waived, and Bank shall have no obligation to make any further Advances hereunder.

     Payment of this Note is secured by, among other things, a Security Agreement (herein so called) of even date herewith executed by Borrower, covering the rights and properties more fully described therein.

     If more than one person or entity executes this Note as maker, all of said parties shall be jointly and severally liable for the repayment of the indebtedness evidenced hereby. The Borrower, guarantors and endorsers hereof severally waive presentment for payment, protest, notice of nonpayment and of protest, and agree to any extension of time of payment and partial payments before, at or after maturity, and if this note or interest thereon is not paid when due, or suit is brought, agree to pay all reasonable costs of collection, including a reasonable sum for attorney's fees.

     This Note shall be construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed in its corporate name by its officers thereunto duly authorized, on the day, month and year first above written.


                                       HORIZON ORGANIC HOLDING CORPORATION


                                       By
                                         ---------------------------------
                                         Don J. Gaidano, Chief Financial Officer

                                    Exhibit B

                                    TERM NOTE

$25,000,000.00                                                 Boulder, Colorado
                                                                    May 30, 2000

     FOR VALUE RECEIVED, the undersigned Horizon Organic Holding Corporation, a Delaware corporation (hereinafter referred to as "Borrower"), promises to pay to the order of U.S. Bank National Association ("Bank"), at 1600 28th Street, Boulder, Colorado 80301, or at such other place as Bank may designate, in lawful money of the United States of America, the principal sum of Twenty Five Million Dollars ($25,000,000) or so much thereof as may be advanced and be outstanding, together with interest on any and all principal amounts outstanding calculated in accordance with the provisions set forth below. This Note is issued under that certain Amended and Restated Loan and Security Agreement by and among Borrower, Borrower's Subsidiaries, and Bank dated as of May 30, 2000 (as the same may be amended, replaced, restated and/or supplemented from time to time, the "Loan Agreement"). All terms not defined herein shall have the definition given to them in the Loan Agreement.

     Interest on the principal balance hereof from time to time remaining unpaid prior to maturity shall accrue at a varying rate per annum which shall be equal to the lesser of (a) the Highest Lawful Rate or (b) the Base Rate in effect from day to day, calculated each day on the basis of a 360-day year (provided, however, that Borrower may from time to time by telephonic notice which is confirmed in writing in accordance with the terms of the Loan Agreement elect to substitute the LIBOR Rate for the Base Rate). Election of a LIBOR Rate (i) is irrevocable for the duration of the Interest Period elected, and (ii) may not be made for any Interest Period which would extend beyond the Term Maturity Date.

     If any change in applicable law or in the interpretation or administration thereof by any Tribunal (whether or not having the force of law) shall impose, modify, or deem applicable any reserve requirement of the Board of Governors of the Federal Reserve System, or any Tax, duty, or charge of any character is imposed on any portion of the Principal Term Debt hereunder subject to a LIBOR Rate, or any other reserve, special deposit, Tax, duty, charge, or similar requirement against assets of, deposits with or for the account of, or credit extended by, Bank, hereof, or shall impose on Bank any other condition affecting this Note or any Principal Term Debt hereunder subject to a LIBOR Rate and the result of any of the foregoing is to increase the cost to Bank of making or maintaining the Principal Term Debt hereunder subject to a LIBOR Rate, then Borrower shall pay to Bank on demand as additional interest such additional cost. A certificate of Bank setting forth the basis for the determination of such amount necessary to compensate Bank as aforesaid shall be delivered to Borrower and shall be conclusive as to such determination and such amount, absent manifest error.

     The Borrower may elect a Fixed Rate (exercisable only once) in lieu of the Base Rate or LIBOR Rate by telephonic notice to Bank to be confirmed in writing within three (3) Business Days of the date on which the charging of the Fixed Rate is to commence, in accordance with the terms of the Loan Agreement. Such Fixed Rate shall apply to all amounts outstanding under the Principal Term Debt, and may not be elected while a LIBOR Rate is in effect for any portion of the Principal

Term Debt. A Fixed Rate may only be elected if the Cash Flow Leverage Ratio (as defined in the Loan Agreement) is less than 3.75 to 1 at the time of the election. In the event that Borrower has elected a Fixed Rate, any prepayments of principal or interest under the Principal Term Debt which are made after the Fixed Rate election, shall be subject to the Prepayment Indemnity. The Borrower acknowledges and agrees as follows: (i) the Borrower has no right to prepay the principal of the Term Note which is subject to a Fixed Rate without the Bank's consent, which the Bank will grant only on the terms and subject to the conditions hereinafter provided; (ii) the Bank will be harmed by reason of any prepayment of the principal of the Term Note which is subject to a Fixed Rate at a time when interest rates have declined below the levels prevailing at the time the existing interest rate was established, because any reinvestment of the prepaid funds at the lower rates prevailing at the time of prepayment will produce a lower return to the Bank; (iii) there is no readily available index of rates payable on loans such as that from the Bank to the Borrower, nor any assurance that the Bank could replace the loan with a similar loan; and (iv) changes in the yields on U.S. government securities provide a reasonable approximation for changes in interest rates generally. To induce the Bank to agree to accept voluntary prepayments, to the extent permitted by applicable law, the Borrower agrees to pay the Bank a Prepayment Indemnity as defined in the Loan Agreement upon any prepayment of the Term Note which is subject to a Fixed Rate, whether voluntary, mandatory or upon acceleration of the principal of the Term Note, and agrees to all of the other terms of prepayment herein. Any voluntary prepayment under the Term Note which is subject to a Fixed Rate shall be either in the full amount of the Principal Term Debt or, if a partial prepayment, in the amount of $100,000.00 or an integral multiple thereof, and partial prepayments shall be applied to installments or payments due under the Term Note as set forth in the Loan Agreement. If, at the time of any prepayment (whether voluntary, mandatory or upon acceleration of the principal of the Term Note), the Interest Differential (as defined in the Loan Agreement) shall exceed zero, such prepayment shall be accompanied, to the extent permitted by applicable law, by payment of the Prepayment Indemnity.

     The interest so calculated on this Note shall be due and payable as it accrues on the last day of each calendar month of each year, commencing September, 30, 2000, and at maturity; provided, however, that during any Interest Period when a LIBOR Rate is in effect, interest for such Interest Period shall be due and payable with respect to that portion of the Principal Term Debt subject to the LIBOR Rate on the last day of each calendar month and on the last day of such Interest Period. From and after maturity (whether stated, by acceleration, or otherwise) the matured Principal Term Debt and, to the extent permitted by Law, any accrued interest thereon at maturity, shall, at the option of the holder of this Term Note, bear interest, payable on demand, at the Default Rate.

     As used herein, "BASE RATE" means the rate charged by banks for commercial loans, whether or not such rate is charged in each instance, and called the "Prime Rate," as published in the "Money Rates" section of the WALL STREET JOURNAL (or if not so published, as determined by Bank by using the average of quotes obtained by Bank from primary national banks located in the United States selected by Bank) from time to time plus the Applicable Margin. "DEFAULT RATE" means eighteen percent (18%) per annum. "HIGHEST LAWFUL RATE" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the Principal Term under the Laws of the United States and the State of Colorado applicable thereto which are presently in effect or, to the extent allowed by Law under such applicable Laws of the United States and the State of Colorado which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable Laws now allow. "INTEREST PERIOD" means the period of time specified by Borrower in the applicable Notice of LIBOR Rate; provided that (i) the duration of each Interest Period shall be for a period of 1, 2, 3, 6, 9, or 12 months, (ii) any Interest Period which would otherwise end on a day which is not a Business Day, shall be extended to the next succeeding Business Day, unless such next succeeding Business Day falls in the next calendar month, then the Interest Period shall be shorted to the preceding Business Day, and
(iii) each Interest Period must begin on a Business Day. "LIBOR RATE" or "LONDON INTERBANK OFFERED RATE" means (a) for any Interest Period, a rate per annum equal to the sum of the rate at which deposits in United States dollars (comparable in amount to the principal debt hereunder to be covered by LIBOR and with a maturity equal to the Interest Period elected therefor) are offered to Bank by leading banks in the London interbank market at approximately 11:00 a.m. London, England, time, on the last day of that Interest Period, or as soon thereafter as is practicable, adjusted for any reserve requirements, if any, which may be imposed by any governmental agency, plus (b) the Applicable Margin. "APPLICABLE MARGIN" means, when the Total Funded Debt Ratio (as in effect as of the most recent quarterly Total Funded Debt Ratio Determination Date) is as set forth below, the percentage set forth opposite such Total Funded Debt Ratio:

Total Funded                              Applicable          Applicable
Debt Ratio                               LIBOR Margin       Base Rate Margin
------------                             ------------       ----------------
Less than 1.25 to 1                          1.65%                0.0%
Greater than or equal to 1.25 to 1
  but Less than or equal to 2.5 to 1         2.00%                0.0%
Greater than 2.5 to 1                        2.50%                0.0%

The Applicable Margin shall be determined quarterly as set forth the Loan Agreement. "BUSINESS DAY" means a day other than a Saturday on which commercial banks are generally open for business in the State of Colorado. "TERM LOAN COMMITTED SUM" means Twenty-Five Million and 00/100 Dollars ($25,000,000.00). The Term Loan Committed Sum shall be reduced by the face amount of any Letters of Credit which have been or are issued hereunder which remain outstanding. "PRINCIPAL TERM DEBT" means the aggregate unpaid principal balance of all Advances made with respect to the Line of Credit at the time in question, and shall include all outstanding amounts paid under any Letters of Credit.

     Borrower shall be entitled to prepay that portion of the Principal Term Debt which is not, at the time, subject to a LIBOR Rate or Fixed Rate, from time to time and at any time, in whole or in part, without penalty, but only if all accrued fees and interest, which are then due and payable, are paid, and only in amounts of One Hundred Thousand Dollars ($100,000.00) or more. Prepayment of principal which is made of a portion of the Principal Term Debt which is at the time subject to a LIBOR Rate may be prepaid by Borrower at any time, however may be subject to prepayment/breakage fees, if any. Borrower agrees to immediately pay prepayment/breakage fees to Bank upon presentation of such charges. A certificate of Bank setting forth the basis for the determination of such amount necessary to compensate Bank as aforesaid shall be delivered to

Borrower and shall be conclusive as to such determination and such amount, absent manifest error. Prepayment of principal which is made of a portion of the Principal Term Debt which is at the time subject to a Fixed Rate shall be subject to the Prepayment Indemnity.

     Principal Term Debt outstanding shall be due and payable in quarterly installments of principal, commencing on the last day of September, 2000, and continuing on the last day of each December, March, June, and September thereafter in the amounts as follows:

     Payment Date                Principal Payment
     ------------                -----------------
     September 30, 2000          $     400,000.00
     December 31, 2000                 600,000.00
     March 31, 2001                    750,000.00
     June 30, 2001                     750,000.00
     September 30, 2001                750,000.00
     December 31, 2001                 750,000.00
     March 31, 2002                    800,000.00
     June 30, 2002                     800,000.00
     September 30, 2002                800,000.00
     December 31, 2002                 800,000.00
     March 31, 2003                  1,000,000.00
     June 30, 2003                   1,000,000.00
     September 30, 2003              1,000,000.00
     December 31, 2003               1,000,000.00
     March 31, 2004                  1,250,000.00
     June 30, 2004                   1,250,000.00
     September 30, 2004              1,250,000.00
     December 31, 2004               1,250,000.00
     March 31, 2005                  1,500,000.00
     June 30, 2005               All outstanding principal amounts

provided, however, that the last installment on the Term Maturity Date shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan the principal amount owing under this Note shall be payable on the Term Maturity Date. Payments made by Borrower either pursuant the Loan Agreement or as a voluntary prepayment shall be applied as set forth in the Loan Agreement.

     Anything herein or in the Loan Agreement to the contrary notwithstanding, all principal and interest remaining unpaid on the Term Maturity Date, shall be immediately due and payable.

     Advances hereunder, to the total amount of principal sum stated above, may be made by Bank at the oral or written request of Don J. Gaidano or Charles F. Marcy, who are authorized to request Advances and direct the disposition of any such Advances until written notice of the revocation of such authority is received by Bank at the address designated above. Any such

Advances shall be conclusively presumed to have been made to or for the benefit of Borrower when Bank believes in good faith that such requests and directions have been made by authorized persons, or when said Advances are mailed to Borrower or deposited to the credit of the account of Borrower regardless of the fact that persons other than those authorized hereunder may have authority to draw against such account.

     Should any Event of Default occur, as provided for in the Loan Agreement, which shall not have been cured, if a right to cure is provided for therein, then at Bank's option, Bank may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand or notice of dishonor, all of which are expressly waived, and Bank shall have no obligation to make any further Advances hereunder.

     Payment of this Note is secured by, among other things, a Security Agreement (herein so called) of even date herewith executed by Borrower, covering the rights and properties more fully described therein.

     If more than one person or entity executes this Note as maker, all of said parties shall be jointly and severally liable for the repayment of the indebtedness evidenced hereby. The Borrower, guarantors and endorsers hereof severally waive presentment for payment, protest, notice of nonpayment and of protest, and agree to any extension of time of payment and partial payments before, at or after maturity, and if this note or interest thereon is not paid when due, or suit is brought, agree to pay all reasonable costs of collection, including a reasonable sum for attorney's fees.

     This Note shall be construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed in its corporate name by its officers thereunto duly authorized, on the day, month and year first above written.


                                      HORIZON ORGANIC HOLDING CORPORATION


                                      By
                                         ---------------------------------------
                                         Don J. Gaidano, Chief Financial Officer

                                   EXHIBIT C

                             EXISTING INDEBTEDNESS

ITEM                          DESCRIPTION
----                          -----------
Maryland Farm Mortgage        Security for two notes payable to Peoples Bank of
                              Kent County, Maryland

Maryland Farm Capital Lease   Security for Irrigation Equipment
with Telmark Financial
Services, Inc.

Maryland Farm Capital Lease   Security for Tractor and Mower Purchase
with Case Credit Corp.

Idaho Farm Mortgage           Security for loan with Farm Credit Services

Idaho Farm Capital Lease      Security for Tractor Purchase
with Case Credit Corp.

Idaho Farm Capital Leases     For: 1) Composter; 2) Milk Separator
with Farm Credit Leasing

Juniper Valley Note           See notes to financial statements

The Organic Cow Note          See notes to financial statements

Rachel's Dairy, Ltd. Line     Line of Credit with Barclay's Bank for 80,000
of Credit                     Pounds secured by all of the assets of Rachel's*


* It is understood, however, that the above referenced lien will be subject to discussion with Bank pursuant to Section 4.3 of the Agreement.

                                    EXHIBIT D

                                    GUARANTY

     This absolute, continuing and unconditional guaranty is given by the undersigned, hereinafter called the "Guarantor" (and if more than one, collectively, jointly and severally referred to as the "Guarantor"), to induce U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), located at 1600 28th Street, Boulder, CO 80301, to extend credit to HORIZON ORGANIC HOLDING CORPORATION, a Delaware corporation, hereinafter called the "Borrower", having a business address of 6311 Horizon Lane, Longmont, CO 80503.

     WHEREAS, Borrower has executed or will execute in favor of Bank that certain Line of Credit Note (the "LOC Note") dated as of May 30, 2000, in the principal amount of $25,000,000.00, and a Term Note (herein so called) dated as of the May 30, 2000, in the principal amount of $25,000,000.00 (the LOC Note and the Term Note collectively referred to herein as the "Notes"), upon such terms as set forth in the Notes and in a certain Amended and Restated Loan and Security Agreement dated as of May 30,2000, among Borrower, Borrower's Subsidiaries, and Bank (the "Loan Agreement") ; and

     WHEREAS, Bank is unwilling to extend the loans in connection with the terms of the Loan Agreement, which loans will be evidenced by the Notes, unless and until, among other things, the Guarantor executes and delivers this Guaranty to Bank; and

     WHEREAS, the Guarantor is a Subsidiary of the Borrower.

NOW, THEREFORE, in consideration of the foregoing, and such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Guarantor does hereby agree as follows:

     1. RECITALS. The recitals set forth above are true and correct and constitute a part hereof.

     2. OBLIGATION OF GUARANTOR. The Guarantor absolutely and unconditionally guarantees to the Bank, its successors and assigns (whether collateral assigns or otherwise), the prompt and full payment of (i) the Notes, and all renewals, extensions, replacements, modifications or amendments thereof, (ii) all future advances or other advances of money made pursuant to the Notes, (iii) all advances of money made by Bank pursuant to any other documents executed or given in connection with the Notes, (iv) any and all amounts for which Borrower may now or hereafter become indebted to Bank in any capacity, whether as maker, drawer, guarantor, endorser or otherwise, directly or indirectly, primarily or secondarily, jointly or severally, contingent or otherwise, (v) interest on any of the foregoing at the rate or rates provided for in the applicable instrument, and (vi) all attorneys' fees, costs and expenses of collection incurred by the Bank, in connection with any matter covered by this Guaranty, whether incurred at trial, on appeal, in any bankruptcy proceeding or otherwise.

     3. TERM OF GUARANTY. This Guaranty shall be an absolute, continuing and unconditional guaranty of the Guarantor which may not be cancelled or terminated by Guarantor for any reason whatsoever. The liability and obligations of the Guarantor hereunder shall continue until the amounts guaranteed hereunder have been paid finally and in full. To the extent the Bank, for any reason (bankruptcy or otherwise), is not permitted to retain any payments made to the Bank of amounts guaranteed hereby, the Guarantor shall remain liable hereunder until all such amounts guaranteed hereby have been fully and finally paid to Bank. The obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence which might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of Guarantor.

     4. CONSENT TO BANK'S ACTS. Guarantor hereby agrees that Guarantor's obligations and liabilities under the terms of this Guaranty shall not be released, diminished, impaired, reduced or affected by the occurrence of any one or more of the following events: (a) the taking or accepting of any other security or guaranty for this Guaranty or for any or all of the amounts and obligations guaranteed hereby; (b) any release, modification, impairment, surrender, exchange, subordination, renewal or loss of any security, or of any documents or agreements evidencing or concerning any security, at any time existing in connection herewith or any or all of the amounts and obligations guaranteed hereby; (c) any partial release of the liability of Guarantor hereunder; (d) the death, insolvency, bankruptcy, disability, dissolution, termination, receivership, reorganization or lack of corporate, partnership or other power of Borrower, the undersigned, or any party at any time liable for the payment or performance of any or all of the amounts and obligations guaranteed hereby, whether now existing or hereafter occurring; (e) the renewal, extension, modification or rearrangement of the payment or performance of any or all of the amounts and obligations guaranteed hereby, either with or without notice to or consent of Guarantor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Bank to Borrower or Guarantor; (f) any neglect, delay, omission, failure, or refusal of Bank to take or prosecute any action for the collection or enforcement of any of the amounts and obligations guaranteed hereby or to foreclose or take or prosecute any action to foreclose upon any security therefore or to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the amounts and obligations guaranteed hereby; (g) any failure of Bank to notify Guarantor of any renewal, extension, rearrangement, modification or assignment of the amounts and obligations guaranteed hereby, or any part thereof, or of any instrument evidencing or securing the amounts and obligations guaranteed hereby or any part thereof, or of the release of or change in any security or of any other action taken or refrained from being taken by Bank against Borrower, it being understood that Bank shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the amounts and obligations guaranteed hereby; (h) the unenforceability of all or any part of the amounts and obligations guaranteed hereby against Borrower, whether because the amounts and obligations guaranteed hereby exceed the amount permitted by law, the act of creating the amounts and obligations guaranteed hereby, or any part thereof, is ULTRA VIRES, the officers or persons creating same acted in excess of their authority, or otherwise, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the amounts and obligations guaranteed hereby, or any part thereof, for any reason; (i) any payment by Borrower to Bank is held to constitute a preference under the bankruptcy laws or if for any other reason, Bank is required to refund such payment or pay the amount thereof to someone else; (j) any settlement or compromise of any claim of the Bank against the Borrower, or against any other person, firm or corporation, whose obligation is held by the Bank as collateral security for any obligation of the Borrower to the Bank; (k) any release, in whole or in part, of any person liable for the payment of any obligation of the Borrower or the Guarantor to the Bank including, but not limited to, any person liable as an endorser, guarantor or judgment debtor (if the Bank obtains a judgment on any obligation of the Borrower) of said obligation hereof; (1) the failure of the Bank to perfect or to maintain the perfection of any security interest or other lien on property to secure this Guaranty or the indebtedness of the Borrower to the Bank; or (m) the assignment or participation by Bank of the Notes, this Guaranty or any documents or agreements securing or executed in connection therewith or herewith. The Guarantor hereby ratifies and confirms any and all of the foregoing actions and the Guarantor hereby waives all defenses, counterclaims, or offsets which the Guarantor might have by reason thereof.

     5. WAIVERS BY GUARANTOR. The Guarantor waives: (a) notice of acceptance of this Guaranty by the Bank; (b) notice of presentment, demand for payment, notice of dishonor or protest of any of the Borrower's or Guarantor's obligations or the obligation of any persons, firm, or corporation held by the Bank as collateral security for the Borrower's obligation; (c) notice of the failure of the Guarantor or of any person, firm, or corporation to pay to the Bank any indebtedness held by the Bank as collateral security for any obligation of the Borrower; (d) failure of the Bank to obtain and perfect or maintain the perfection or priority of any security interest or lien on property to secure this Guaranty or any indebtedness of the Borrower; and (e) all defenses, offsets and counterclaims which the Guarantor may at any time have to any claim of the Bank against the Borrower.

     6. SUBROGATION. Nothing herein contained is intended or shall be construed to give to Guarantor any right of subrogation in or under any note, security document or any other loan document evidencing in any way or relating to any obligation of the Borrower to the Bank which is or may be covered by this Guaranty, any right to participate in any way therein, or in the right, title and interest of the Bank in and to any collateral covered by any loan or security documents relating to any such obligations, notwithstanding any payments made by Guarantor under this Guaranty, all such rights of subrogation and participation being hereby expressly waived and released.

     7. SUBORDINATION. In the event that for any reason whatsoever, the Borrower is now or hereafter becomes indebted to the Guarantor, the Guarantor agrees that the amount of such indebtedness and all interest thereon shall at all times be subordinate as to lien, time of payment and in all other respects to all obligations of the Borrower to the Bank which are covered by this Guaranty, and that the Guarantor shall not be entitled to enforce or receive payment thereof until all sums then due and owing to the Bank shall have been paid in full. If any payment shall have been made to the Guarantor by the Borrower on any said indebtedness during any time that there are obligations outstanding from the Borrower to the Bank which are covered by this Guaranty, the Guarantor shall hold in trust all such payments for the benefit of the Bank and shall make said payments to the Bank to be credited and applied against obligations of the Borrower to the Bank, whether matured or unmatured, in accordance with the discretion of the Bank.

     8. REPRESENTATIONS BY GUARANTOR. The Guarantor represents that, at the time of the execution and delivery of this Guaranty, nothing exists to impair the effectiveness of the liabilities and obligations of the Guarantor to the Bank hereunder, or the immediate taking effect of this Guaranty as the sole agreement between the Guarantor and the Bank with respect to guaranteeing the Borrower's obligation to the Bank.

     9. REMEDIES OF BANK. The Bank may at its option proceed in the first instance against the Guarantor to collect any obligation covered by this Guaranty, without first proceeding against the Borrower for said obligation, or any other person, firm or corporation liable for said obligation, and without first resorting to any property at any time held by the Bank as collateral security for said obligation and without any marshalling of assets whatsoever. The Guarantor hereby grants to the Bank a lien on, and a security interest in, any and all property of the Guarantor now or hereafter in the possession of the Bank to secure, and as collateral, for the payment and performance of this Guaranty. The Bank shall further have any other rights provided by law or under any other document, all of which rights are cumulative and nonexclusive, may be pursued separately, successively or concurrently, and shall in no way limit or prejudice any other legal or equitable right, remedy or recourse which Bank may have.

     10. CONSTRUCTION AND BENEFIT. This Guaranty shall be construed pursuant to and governed by the laws of the State of Colorado, without regard to its choice of law rules. This Guaranty is binding upon the Guarantor and its legal representatives and successors, and shall inure to the benefit of the Bank, its successors and assigns.

     11. MISCELLANEOUS. In the event it becomes necessary for the Bank to exercise its rights under this Guaranty, whether suit be brought or not, the Guarantor shall be liable for all costs and attorneys' fees incurred by the Bank, whether incurred at trial, on appeal, in any bankruptcy proceeding or otherwise. To the extent the Guarantor is obligated to make any payments to the Bank under this Guaranty, the Bank may offset and retain in payment of said amounts any and all monies of the Guarantor in the possession of the Bank at any time. In the further event the Bank obtains a final judgment against the Guarantor upon this Guaranty, the judgment shall bear interest not at the judgment rate but at eighteen percent (18%) per annum. The liability of the Guarantor hereunder, if more than one, shall be joint and several. Whenever used herein the singular number shall include the plural, the plural the singular and the use of any gender shall be applicable to all genders.

     12. SEVERABILITY. In case any one or more of the provisions contained in this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not affect any other provision of this Guaranty, and this Guaranty shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

     13. INTEREST. It is not the intention of Bank or Guarantor to obligate Guarantor to pay interest in excess of that legally permitted to be paid by Guarantor under applicable law. Should it be determined that any portion of the amounts guaranteed hereby constitutes interest in excess of the maximum amount of interest which Guarantor (in such capacity) may lawfully be required to pay under applicable law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof at the maximum rate so permitted under applicable law.

     14. NOTICES. Any notice provided for in this Guaranty shall be given by personal delivery, by overnight mail service, by U.S. mail, return receipt requested, with all charges prepaid or billed to the sender, unless applicable law requires use of another method. The notice shall be directed to the address of the Guarantor or the Bank set forth herein or to any other address of which the parties have given each other notice in accordance herewith. Any notice provided for in this Guaranty shall be deemed to have been given upon receipt, or refusal to accept delivery.

     15. COMPLETE AGREEMENT. The whole of this Guaranty is herein set forth and there is no verbal or other written agreement, and no understanding or custom affecting the terms hereof. This Guaranty can be modified only by a written instrument signed by the party to be charged therewith.

     IN WITNESS WHEREOF, Guarantor has signed this agreement as of the 30th day of May, 2000.


                                        [GUARANTOR]

Signed, sealed and delivered
in the presence of:                      By:
                                            ---------------------------------
                                         Its:
------------------------------               --------------------------------

                                   EXHIBIT E

                                PERMITTED LIENS

ITEM                                    DESCRIPTION
----                                    -----------
Rachel's Dairy, Ltd. Line of Credit     Line of Credit with Barclay's Bank for
                                        80,000 Pounds secured by all of the
                                        assets of Rachel's*


* It is understood, however, that the above referenced lien will be subject to discussion with Bank pursuant to Section 4.3 of the Agreement.

                                    EXHIBIT F
                              NOTICE OF FIXED RATE

                              [Borrower Letterhead]

[Date]

US Bank National Association
1600 28th Street
Boulder, CO  80301
Attn:  David P. Bruni

     Re: Amended and Restated Loan and Security Agreement by and among U.S. Bank National Association ("Bank"), Horizon Organic Holding Corporation ("Borrower") and certain Subsidiaries of Borrower dated as of May 30, 2000 (the "Loan Agreement")

Dear Mr. Bruni:

Pursuant to Section 2.5(b)(2) of the Loan Agreement, please consider this letter as confirmation of our telephone request to elect the Fixed Rate for all amounts outstanding under the Principal Term Debt:

1.   Commencement Date: ___________________

2. The Borrower hereby certifies that the Cash Flow Leverage Ratio is less than 3.75 to 1.

3.   The Borrower understands that this election is irrevocable.

Terms used with initial capital letters and not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.


Very truly yours,

HORIZON ORGANIC HOLDING CORPORATION


By:
   ---------------------------------
Title:
      ------------------------------

                                    EXHIBIT G
                              NOTICE OF LIBOR RATE

                              [Borrower Letterhead]

[Date]

US Bank National Association
1600 28th Street
Boulder, CO  80301
Attn:  David P. Bruni

     Re: Amended and Restated Loan and Security Agreement by and among U.S. Bank National Association ("Bank"), Horizon Organic Holding Corporation ("Borrower") and certain Subsidiaries of Borrower dated as of May 30, 2000 (the "Loan Agreement")

Dear Mr. Bruni:

Pursuant to Section 2.6 of the Loan Agreement, please consider this letter as confirmation of our telephone request to elect the LIBOR Rate instead of the Base Rate as follows:

1.   Commencement Date: ___________________

2.   Selected Interest Period: ______________________*
          * (i.e. duration of 1, 2, 3, 6, 9, 12 months)

3.   Amount to be subject to LIBOR Rate: _____________________________**
          ** amount must be $100,000 or integral multiple thereof

4.   This amount is from the PRINCIPAL LOC DEBT / / or
                             PRINCIPAL TERM DEBT / /

            [select one or specify amounts from each credit facility]

Terms used with initial capital letters and not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.


Very truly yours,

HORIZON ORGANIC HOLDING CORPORATION


By:
   ---------------------------------
Title:
      ------------------------------

                                   EXHIBIT H

                                   PROPERTIES


PROPERTIES

LOCATION                                USE                           OWNERSHIP/LEASE
--------                                ---                           ---------------
6311 Horizon Lane,                      Corporate Headquarters        Lease
Longmont, Colorado 80503

Idaho Farm                              Farm                          Own
2589 East 500 South,
Paul, Idaho 83347

Maryland Dairy                          Farm                          Own
11471 Augustine Herman Hwy
Kennedyville, Maryland 21645

California Farm                         Farm                          Own
10630 Salas Rd., Wilton,
California 95693

Office in Bristol, England, UK          Executive office              Lease - month to month
Venturers House
Prince Street
Bristol
BS1 4PB

U.S. Naval Academy Dairy Farm           Visitors Center               Lease
100 Dairy Lane
Gambrills, Maryland

Aurora Dairy Corporation                Farm equipment and            N/A
Dairy Farm in Platteville,              assets are located here
Colorado

                                   EXHIBIT I

                                  SUBSIDIARIES



                                                            JURISDICTION OF     OTHER               OTHER
NAME                     CAPITAL STOCK OWNERSHIP            INCORPORATION       SUBSIDIARIES        TRADENAMES
---                      -----------------------            ---------------     ------------        ----------
Horizon Organic          HOHC owns all outstanding          Colorado            NONE                Natural Horizons, Inc.
Dairy, Inc.              shares

Horizon Organic          HOHC owns 117,478                  Colorado            NONE                Sunrise Organic Farms, Inc.
Dairy, Idaho             shares of the 401,360
Farm, Inc.               shares outstanding,
                         Horizon Organic Dairy,
                         Inc. owns the remaining
                         283,882 outstanding shares

Horizon Organic          HOHC owns all outstanding          Colorado            NONE
Dairy, Maryland          shares
Farm, Inc.

Horizon Organic          HOHC owns all outstanding          Delaware            NONE
Dairy, California        shares
Farm, Inc.

Horizon Organic          HOHC owns all outstanding          Delaware            Horizon Organic
International, Inc.      shares                                                 Dairy, Ltd.

Horizon Organic          Horizon Organic                    United Kingdom      Rachel's Dairy,
Dairy, Limited           International, Inc. owns                               Ltd.
                         all outstanding shares
                                                                                Meadow Farms
                                                                                Limited (as of
                                                                                June 1, 2000)

Rachel's Dairy,          Horizon Organic Dairy, Ltd.        United Kingdom      NONE
Ltd.                     owns all outstanding shares

Meadows Farms            Horizon Organic Dairy, Ltd.        United Kingdom      Organic Dairies
Limited (as of           owns all outstanding shares                            Limited (as of
June 1, 2000)                                                                   June 1, 2000)


                                   EXHIBIT J

                              MATERIAL AGREEMENTS

AGREEMENT                               DESCRIPTION
---------                               -----------
The Organic Cow of Vermont              Purchased certain intangible assets and entered
                                        into a processing agreement with a related
                                        entity of the seller

Suiza Foods Corporation                 Long-term processing and distribution
                                        agreements in place with Suiza Foods
                                        Corporation and its affiliates

Robinson Dairy, Inc.                    Processing and Distribution Agreement

Aurora Dairy Corporation ("ADC")        Agreement with ADC in which ADC will maintain
Dairy Herd Management and Supply        an organic dairy on its facilities in
Agreement dated March 5, 1999           Platteville, Colorado for Horizon's benefit

Takanashi Mild Products Company,        Licensing Agreement with Japanese milk company
Ltd. Licensing Agreement

Juniper Valley Farms Purchase           Purchased certain assets of Juniper Valley
Agreement                               Farms financed by promissory note

Worcester Creameries Corp.              Long-term processing agreement
Processing Agreement

Meadow Farms                            Purchased the stock of this company and
                                        entered into related agreements involving
                                        this transaction (as of June 1, 2000)

Steuben Food, Inc.                      Long Term Processing Agreement
Processing Agreement


                                   EXHIBIT K

                                                          REPLY TO DENVER OFFICE

                                  May 30, 2000



U.S. Bank National Association
1600 28th Street
Boulder, CO  80301

Ladies and Gentlemen:

     We are counsel for Horizon Organic Holding Corporation, a Delaware corporation ("Borrower"), and Horizon Organic Dairy, Inc., a Colorado corporation ("HODI"), Horizon Organic Dairy, Maryland Farm, Inc., a Colorado corporation ("Maryland Farm"), Horizon Organic Dairy, Idaho Farm, Inc., a Colorado corporation ("Idaho Farm"), Horizon Organic Dairy, California Farm, Inc., a Delaware corporation ("California Farm"), and Horizon Organic International, Inc., a Delaware corporation ("International") (collectively referred to herein as "Guarantors") (Borrower and Guarantors are collectively referred to herein as the "Companies"), and for Horizon Organic Dairy Limited, a United Kingdom Company ("HODL"), and have represented the Companies and HODL in connection with the execution and delivery to you of the following documents, each dated as of May 31, 2000 (the "Documents"):

     1. Amended and Restated Loan and Security Agreement between you and the Companies at HODL (the "Loan Agreement').

     2.   Security Agreements between you and each of the Companies and HODL.

     3.   Trademark Security Agreement between you and the Companies and HODL.

     4.   The other Loan Papers (as defined in said Loan Agreement).

This opinion is provided to you at the request of the Company pursuant to
Section 4.1(f) of the Loan Agreement.

     In so acting, we have examined copies of the Documents executed by the Companies and HODL, we have reviewed the Certificate or Articles of Incorporation, as applicable, and other constituent documents of the Companies, and pertinent indentures and agreements, known to us, binding upon the Companies, we have supervised the necessary action to authorize the Documents, and we have reviewed such matters of law and made inquiry into such matters of fact as we have considered appropriate for purposes of rendering this opinion to you.

     Based upon the foregoing, it is our opinion that:

     1. The Borrower is a corporation, duly incorporated and validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. It has all requisite

U.S. Bank National Association
May 30, 2000
Page 2


power and authority to conduct its business and to own its properties. The name of the Borrower set forth above is now, and has been at all times since its incorporation, its correct corporate name. Attached hereto as EXHIBIT A is a true, correct, and complete copy of the Certificate/Articles of Incorporation of Borrower in full force and effect on the date hereof. No amendment to the Certificate/Articles of Incorporation of the Borrower has been authorized by the shareholders or the Board of Directors of the Borrower that has not been filed with the Secretary of State of the State of Delaware. Attached hereto as EXHIBIT B is a true, correct, and complete copy of the bylaws of the Borrower as in full force and effect on the date hereof.

     2. Each Guarantor is a corporation, duly organized and validly existing and in good standing under the laws of the State of Colorado (except California Farm and International, which are duly organized and validly existing and in good standing under the laws of the State of Delaware), and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. It has all requisite power and authority to conduct its business and to own its properties. The name of each of the Companies set forth above is now, and has been at all times since its incorporation, its correct corporate name, except that Idaho Farm was previously named Aurora Dairy Corporation of Idaho, Aurora Farms, Inc., Sunrise Organic Dairy, Inc., and Horizon Dairy Corporation of Idaho and HODI was previously known as Natural Horizons, Inc., and Markpaul, Inc.

     3. The Borrower is duly authorized and empowered to execute, deliver, perform, and comply with the terms of the Documents and to borrow money from you.

     4. Each of the Guarantors is duly authorized and empowered to execute, deliver, perform, and comply with the terms of the Documents, including but not limited to the Guaranty and the Security Agreements.

     5. The execution, delivery and performance of the Documents, and the performance by each of the Companies of its obligations thereunder, do not and will not violate or conflict with any provision of law or the Certificate or Articles of Incorporation, as applicable or Bylaws of such Company and do not and will not violate or conflict with, or cause any default or event of default to occur under, any agreement presently binding upon any of the Companies known to us.

     6. The execution and delivery of the Documents have been duly approved by all necessary action of the Board of Directors of the applicable Company; and the Documents have been duly executed and delivered by each of the Companies and constitute its lawful and binding obligations, legally enforceable against it in accordance with their respective terms (subject to laws generally affecting the enforcement of creditors' rights).

     7. To our knowledge, no litigation, tax claims or governmental proceedings are pending or are threatened against any of the Companies and no judgment or order of any court or

U.S. Bank National Association
May 30, 2000
Page 3


administrative agency is outstanding against any of the Companies.

     8. The transaction evidenced by the Documents does not violate any law pertaining to usury or the payment of interest on loans.

     9. The authorization, execution, delivery and performance of the Documents by the Companies are not and will not be subject to the jurisdiction, approval or consent of, or to any requirement of registration with or notification to. any federal, state or local regulatory body or administrative agency.

     10. The proper place to file financing statements to perfect the security interests created by the Loan Agreement and Security Agreements is the office of the Secretary of State of the State of Colorado to the extent such security interests are capable of being perfected by filing and relate to accounts and general intangibles owned by the Borrower, HODI and International and the equipment owned by any of the Companies and located in Colorado. The proper places to file financing statements to perfect the security interests created by the Loan Agreement and Security Agreements to the extent such security interests are capable of being perfected by filing and relate to equipment owned by any Company are the states where the equipment is located which are Idaho, Maryland, California, Illinois, and New Jersey. The financing statements signed by the Companies are sufficient in form to perfect, when so filed, such security interests.

     11. EXHIBIT C attached hereto and incorporated herein sets forth the authorized capital stock, issued and outstanding capital stock and the number of shares held by each shareholder of each Guarantor and HODL. There are no outstanding options, loan agreements, rights of first refusal preemptive rights, or other rights to purchase the capital stock of any Guarantor or HODL except that the shares of HODL presently held by the Borrower are being transferred to International, and International will subscribe for an additional 200,000 shares of HODL.

     12.  Don Gaidano is the duly appointed, qualified and acting Vice President
- Finance of HODI, California Farm, and International, and chief financial officer is an accurate description of that office. Don Gaidano is the Chief Financial Officer of the Borrower and a director of HODL.

     Each of the opinions set forth above is subject to the following qualifications:

          (i) We express no opinion as to the legality, validity, binding effect or enforceability of any provision of the Loan Agreement regarding the remedies available to any party: (a) which permits any party to take discretionary action which is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Agreement; (b) upon the breach of any covenant or provision which imposes restrictions or burdens upon a debtor, including the acceleration of indebtedness due under debt instruments, if it cannot be demonstrated that the enforcement of such restrictions

U.S. Bank National Association
May 30, 2000
Page 4

or burdens is reasonably necessary for the protection of the creditor; or (c) for violations or breaches which are determined by a court to be nonmaterial or without substantial adverse effect upon the ability of the obligor to perform its material obligations thereunder.

          (ii) Enforcement and waiver provisions contained in the Loan Agreement may be limited to the extent such provisions are contrary to statute, case law, or public policy.

          (iii) Requirements in the Loan Agreement specifying that provisions thereof may only be waived in writing may not be binding or enforceable to the extent that a non-executory oral agreement has been created modifying any provision of the Loan Agreement or an implied agreement by trade practice or course of conduct has been created allowing a waiver.

          (iv) We note that a Colorado court might not permit the exercise or attempted exercise of any right or remedy provided in the Loan Agreement if such exercise or attempted exercise is not done in a commercially reasonable manner or if such exercise is deemed to be in breach of the covenant of good faith and fair dealing implied under Colorado law to exist in all agreements or fails to fulfill other duties imposed by statute or judicial decisions under such cases.

          (v) We express no opinion as to the legality, validity, binding effect, or enforceability of: (a) any provision of the Loan Agreement insofar as it provides for the payment or requirement of costs and expenses or indemnifications for claims, losses, or liabilities in excess of a reasonable amount determined by any court or other tribunal; (b) covenants, to the extent they can be construed as independent obligations as distinguished from conditions that may trigger an event of default; or (c) provisions that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, and that the election of a particular remedy does not preclude recourse to one or more others.

     We do not express any opinion as to the laws of any jurisdiction other than the present federal laws of the United States of America and the present laws of the States of Colorado and Delaware, and the present judicial interpretation thereof, and to the facts as they have been presented to us.

     The opinions expressed herein are solely for the benefit of U.S. Bank National Association, to whom this opinion is addressed, and permitted assignees under the Loan Agreement in connection with the above transaction and may not be relied on in any other context and may not be relied on in any manner or for any purpose by any other person.


                                       Very truly yours,

                                   EXHIBIT C

ENTITY                   TYPE OF STOCK       AUTHORIZED          ISSUED         OUTSTANDING    SHARE HOLDINGS
------                   -------------       ----------          ------         -----------    --------------
Horizon Organic          Only Common         10,000,000          3,664,000      3,664,000      The Borrower: 3,664,000
Dairy, Inc.

Horizon Organic          Only Common         10,000,000          401,360        401,360        HODI: 283,882
Dairy, Idaho
Farm, Inc.                                                                                     The Borrower: 117,478

Horizon Organic          Only Common         1,000,000           10,000         10,000         The Borrower: 10,000
Dairy, Maryland
Farm, Inc.

Horizon Organic          Common              Common-500          Common-50      Common-50      The Borrower: 50 Common
Dairy, California
Farm, Inc.               Preferred           Preferred-100       Preferred-0    Preferred-0

Horizon Organic          Common              Common-500          Common-500     Common-500     The Borrower: 500 Common
International, Inc.
                         Preferred           Preferred-100       Preferred-0    Preferred-0

Horizon Organic          Ordinary            1,000,000           100,000        100,000        International: 100,000
Dairy, Limited


                                   EXHIBIT L

                                 ENVIRONMENTAL

                                     "None"

                                    EXHIBIT M


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     AGREEMENT dated as of _________, 200__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"),__________ (the "Company") and US BANK NATIONAL ASSOCIATION, as Administrative Agent (the "Agent").


                               W I T NE S S E T H

     WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Amended and Restated Loan and Security Agreement dated as of May 31, 2000 among the Company, the Borrowers named therein, the Assignor and the other Banks party thereto, as Banks, the other agents named therein and the Agent (the "Credit Agreement");

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans in an aggregate principal amount at any time outstanding not to exceed $______________;

     WHEREAS, Committed Loans made by the Assignor under the Credit Agreement in the aggregate principal amount of $_________ are outstanding at the date hereof, and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $______________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. ASSIGNMENT. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3. PAYMENTS. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees to that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     [SECTION 4. CONSENT OF THE COMPANY AND THE AGENT. This Agreement is conditioned upon the consent of the Company and the Agent pursuant to Section 9.9(c) of the Credit Agreement. The execution of this Agreement by the Company and the Agent is evidence of this consent. Pursuant to Section 9.9 (c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

     SECTION 5. NON-RELIANCE ON ASSIGNOR. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower or any Subsidiary, or the validity and enforceability of the obligations of the Borrower or any Subsidiary in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower or any Subsidiary.

     SECTION 6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     SECTION 7. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

     BORROWER:                          HORIZON ORGANIC HOLDING CORPORATION


                                        By: /s/ Don J. Gaidano
                                           --------------------------------
                                           Don J. Gaidano
                                           Chief Financial Officer

     GUARANTORS:
                                        HORIZON ORGANIC DAIRY, INC.


                                        By: /s/ Don J. Gaidano
                                           --------------------------------
                                           Don J. Gaidano
                                           Chief Financial Officer/Vice
                                           President-Finance


                                        HORIZON ORGANIC DAIRY,
                                        MARYLAND FARM, INC.


                                        By: /s/ Don J. Gaidano
                                           --------------------------------
                                           Don J. Gaidano
                                           Title: Assistant Secretary


                                        HORIZON ORGANIC DAIRY,
                                        IDAHO FARM, INC.


                                        By: /s/ Don J. Gaidano
                                           --------------------------------
                                           Don J. Gaidano
                                           Title: Assistant Secretary


                                        HORIZON ORGANIC DAIRY,
                                        CALIFORNIA FARM, INC.


                                        By: /s/ Don J. Gaidano
                                           --------------------------------
                                           Don J. Gaidano
                                           Chief Financial Officer/Vice
                                           President-Finance

                                        HORIZON ORGANIC DAIRY,
                                        INTERNATIONAL, INC.


                                        By: /s/ Don J. Gaidano
                                           --------------------------------
                                           Don J. Gaidano
                                           Chief Financial Officer/Vice
                                           President-Finance


                                        HORIZON ORGANIC DAIRY, LTD.


                                        By: /s/ Don J. Gaidano
                                           --------------------------------
                                           Don J. Gaidano
                                           Director

     BANK:                              U.S. BANK NATIONAL ASSOCIATION


                                        By: /s/ David P. Bruni
                                           --------------------------------
                                           David P. Bruni, Vice President



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